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                                  Exhibit 10.1
                                  ------------














                           SECOND AMENDED AND RESTATED
                        FINANCING AND SECURITY AGREEMENT

                                  BY AND AMONG

                              AAi.FOSTERGRANT, INC.

                                       AND

                            NATIONSBANK, N.A., AGENT

                                       AND

                     NATIONSBANK, N.A., AND OTHER LENDERS

                              DATED: JULY 21, 1998


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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS                                                         2

Section 1.1 Certain Defined Terms.                                             2

Section 1.2 Accounting Terms and Other Definitional Provisions.               29

ARTICLE II  THE CREDIT FACILITIES                                             29

Section 2.1 The Revolving Credit Facility.                                    29

      2.1.1 Revolving Credit Facility.                                        29
      2.1.2 Procedure for Making Advances Under the Revolving Loan;
             Lender Protection Loans.                                         30
      2.1.3 Borrowing Base.                                                   31
      2.1.4 Borrowing Base Report.                                            32
      2.1.5 Revolving Credit Notes.                                           33
      2.1.6 Mandatory Prepayments of Revolving Loan.                          33
      2.1.7 Optional Prepayments of Revolving Loan.                           34
      2.1.8 The Collateral Account.                                           34
      2.1.9 Revolving Loan Account.                                           35
      2.1.10 Revolving Credit Unused Line Fee.                                35
      2.1.11 Early Termination Fee.                                           36
      2.1.12 Required Availability under the Revolving Credit Facility.       36

Section 2.2 The Letter of Credit Facility.                                    37

      2.2.1 Letters of Credit.                                                37
      2.2.2 Letter of Credit Fees.                                            37
      2.2.3 Terms of Letters of Credit.                                       37
      2.2.4 Procedure for Letters of Credit.                                  38
      2.2.5 Participations in the Letters of Credit.                          38
      2.2.6 Payments by the Lenders to the Agent.                             38

Section 2.3 Interest.                                                         39

      2.3.1 Applicable Interest Rates.                                        39
      2.3.2 Selection of Interest Rates.                                      40
      2.3.3 Inability to Determine LIBOR Base Rate.                           42
      2.3.4 Indemnity.                                                        42
      2.3.5 Payment of Interest.                                              43

Section 2.4 General Financing Provisions.                                     44

      2.4.1 Communications and Inter-Company Advances.                        44
      2.4.2 Use of Proceeds of the Loan.                                      44
      2.4.3 Field Examination Fees.                                           44
      2.4.4 Computation of Interest and Fees.                                 45
      2.4.5 Payments.                                                         45
      2.4.6 Liens; Setoff.                                                    45
      2.4.7 Requirements of Law.                                              46
      2.4.8 Funds Transfer Services.                                          46
      2.4.9 Guaranty.                                                         47


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      2.4.10 No Novation.                                                     50

Section 2.5 Settlement Among Lenders.                                         51

      2.5.1 Revolving Loan.                                                   51
      2.5.2 Settlement Procedures as to Revolving Loan.                       51
      2.5.3 Settlement of Other Obligations.                                  53
      2.5.4 Presumption of Payment.                                           54

ARTICLE III  THE COLLATERAL                                                   55

Section 3.1 Debt and Obligations Secured.                                     55

Section 3.2 Grant of Liens.                                                   55

Section 3.3 Collateral Disclosure List.                                       55

Section 3.4 Inventory and Receivables.                                        56

      3.4.1 Chattel Paper, Promissory Notes, etc.                             56
      3.4.2 Trademarks.                                                       56

Section 3.5 Record Searches.                                                  57

Section 3.6 Costs.                                                            57

Section 3.7 Release.                                                          57

Section 3.8 Inconsistent Provisions.                                          58

ARTICLE IV  REPRESENTATIONS AND WARRANTIES                                    58

Section 4.1 Representations and Warranties.                                   58

      4.1.1 Ownership Interests.                                              58
      4.1.2 Good Standing.                                                    58
      4.1.3 Power and Authority.                                              58
      4.1.4 Binding Agreements.                                               59
      4.1.5 No Conflicts.                                                     59
      4.1.6 No Defaults, Violations.                                          59
      4.1.7 Compliance with Laws.                                             59
      4.1.8 Margin Stock.                                                     60
      4.1.9 Investment Company Act; Margin Securities.                        60
      4.1.10 Litigation.                                                      60
      4.1.11 Financial Condition.                                             60
      4.1.12 Full Disclosure.                                                 61
      4.1.13 Indebtedness for Borrowed Money.                                 61
      4.1.14 Taxes.                                                           61
      4.1.15 ERISA.                                                           62
      4.1.16 Title to Properties.                                             62
      4.1.17 Patents, Trademarks, Etc.                                        62
      4.1.18 Employee Relations.                                              62
      4.1.19 Presence of Hazardous Materials or Hazardous Materials
              Contamination.                                                  63


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      4.1.20 Perfection and Priority of Collateral.                           63
      4.1.21 Places of Business and Location of Collateral.                   63
      4.1.22 Business Names and Addresses.                                    64
      4.1.23 Inventory.                                                       64
      4.1.24 Accounts.                                                        64
      4.1.25 Compliance with Eligibility Standards.                           64
      4.1.26 Original Financing Agreement.                                    65
      4.1.27 Year 2000.                                                       65

Section 4.2 Survival; Updates of Representations and Warranties.              65

ARTICLE V  CONDITIONS PRECEDENT                                               65

Section 5.1 Conditions to the Initial Advance and Initial Letter of Credit.   65

      5.1.1 Organizational Documents - Borrower, Foster Grant and Fantasma.   66
      5.1.2 Opinion of Obligors' Counsel.                                     67
      5.1.3 Organizational Documents - Corporate Guarantors.                  67
      5.1.4 Consents, Licenses, Approvals, Etc.                               68
      5.1.5 Notes.                                                            68
      5.1.6 Financing Documents and Collateral.                               68
      5.1.7 Other Financing Documents.                                        69
      5.1.8 Other Documents, Etc.                                             69
      5.1.9 Payment of Fees.                                                  69
      5.1.10 Collateral Disclosure List.                                      69
      5.1.11 Recordings and Filings.                                          69
      5.1.12 Insurance Certificate.                                           69
      5.1.13 Landlord's Waivers.                                              69
      5.1.14 Bailee Acknowledgements.                                         70
      5.1.15 Field Examination.                                               70
      5.1.16 Credit Insurance.                                                70
      5.1.17 Senior Notes.                                                    70

Section 5.2 Conditions to all Extensions of Credit.                           70

      5.2.1 Compliance.                                                       70
      5.2.2 Borrowing Base.                                                   70
      5.2.3 Default.                                                          71
      5.2.4 Representations and Warranties.                                   71
      5.2.5 Material Adverse Change.                                          71
      5.2.6 Legal Matters.                                                    71

ARTICLE VI  COVENANTS OF THE BORROWER                                         71

Section 6.1 Affirmative Covenants.                                            71

      6.1.1 Financial Statements.                                             71
      6.1.2 Recordkeeping, Rights of Inspection, Field Examination, Etc.      73
      6.1.3 Existence.                                                        74
      6.1.4 Compliance with Laws.                                             74
      6.1.5 Preservation of Properties.                                       75
      6.1.6 Line of Business.                                                 75
      6.1.7 Insurance.                                                        75
      6.1.8 Taxes.                                                            75



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      6.1.9 ERISA.                                                            76
      6.1.10 Notification of Events of Default and Adverse Developments.      76
      6.1.11 Hazardous Materials; Contamination.                              77
      6.1.12 Disclosure of Significant Transactions.                          78
      6.1.13 Financial Covenants.                                             78
      6.1.14 Collection of Receivables.                                       79
      6.1.15 Assignments of Receivables.                                      80
      6.1.16 Government Accounts.                                             80
      6.1.17 Inventory.                                                       81
      6.1.18 Insurance With Respect to and Inventory.                         81
      6.1.19 Credit Insurance.                                                82
      6.1.20 Maintenance of the Collateral.                                   82
      6.1.21 Defense of Title and Further Assurances.                         82
      6.1.22 Business Names; Locations.                                       83
      6.1.23 Subsequent Opinion of Counsel as to Recording Requirements.      83
      6.1.24 Use of Premises and Equipment.                                   83
      6.1.25 Protection of Collateral.                                        84

Section 6.2 Negative Covenants.                                               84

      6.2.1 Capital Structure, Merger, Acquisition or Sale of Assets.         84
      6.2.2 Subsidiaries.                                                     85
      6.2.3 Issuance of Stock.                                                85
      6.2.4 Purchase or Redemption of Securities, Distribution
             Restrictions; Payment of Indebtedness for Borrowed Money.        85
      6.2.5 Indebtedness.                                                     86
      6.2.6 Investments, Loans and Other Transactions.                        86
      6.2.7 Capital Expenditures.                                             87
      6.2.8 Subordinated Indebtedness.                                        88
      6.2.9 Liens.                                                            88
      6.2.10 Transactions with Affiliates.                                    88
      6.2.11 Other Businesses.                                                89
      6.2.12 ERISA Compliance.                                                89
      6.2.13 Prohibition on Hazardous Materials.                              89
      6.2.14 Method of Accounting; Fiscal Year.                               89
      6.2.15 Compensation.                                                    90
      6.2.16 Transfer of Collateral.                                          90
      6.2.17 Sale and Leaseback.                                              90
      6.2.18 Disposition of Collateral.                                       90

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                   90

Section 7.1 Events of Default.                                                90

      7.1.1 Failure to Pay.                                                   91
      7.1.2 Breach of Representations and Warranties.                         91
      7.1.3 Failure to Comply with Covenants.                                 91
      7.1.4 Default Under Other Financing Documents or Obligations.           91
      7.1.5 Receiver; Bankruptcy.                                             91
      7.1.6 Involuntary Bankruptcy, etc.                                      92
      7.1.7 Judgment.                                                         92
      7.1.8 Execution; Attachment.                                            92
      7.1.9 Default Under Other Borrowings.                                   92
      7.1.10 Challenge to Agreements.                                         92


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      7.1.11 Change in Ownership.                                             93
      7.1.12 Liquidation, Termination, Dissolution, Change in
              Management, etc.                                                93

Section 7.2 Remedies.                                                         93

      7.2.1 Acceleration.                                                     93
      7.2.2 Further Advances.                                                 93
      7.2.3 Uniform Commercial Code.                                          94
      7.2.4 Specific Rights With Regard to Collateral.                        94
      7.2.5 Application of Proceeds.                                          95
      7.2.6 Performance by Agent.                                             96
      7.2.7 Other Remedies.                                                   96

Section 7.3 Consent.                                                          96

ARTICLE VIII THE AGENT                                                        97

Section 8.1 Appointment.                                                      97

Section 8.2 Nature of Duties.                                                 97

      8.2.1 In General.                                                       97
      8.2.2 Express Authorization.                                            97

Section 8.3 Rights, Exculpation, Etc.                                         98

Section 8.4 Reliance.                                                         99

Section 8.5 Indemnification.                                                  99

Section 8.6 NationsBank Individually.                                        100

Section 8.7 Successor Agent.                                                 100

      8.7.1 Resignation.                                                     100
      8.7.2 Appointment of Successor.                                        100
      8.7.3 Successor Agent.                                                 100

Section 8.8 Collateral Matters.                                              101

      8.8.1 Release of Collateral.                                           101
      8.8.2 Confirmation of Authority, Execution of Releases.                101
      8.8.3 Absence of Duty.                                                 102

Section 8.9 Agency for Perfection.                                           102

Section 8.10 Exercise of Remedies.                                           102

Section 8.11 Consents.                                                       102

Section 8.12 Circumstances Where Consent of all of the Lenders
              is Required.                                                   103

Section 8.13 Dissemination of Information.                                   104



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Section 8.14 Discretionary Advances.                                         104

ARTICLE IX  MISCELLANEOUS                                                    104

Section 9.1 Notices.                                                         104

Section 9.2 Amendments; Waivers.                                             105

Section 9.3 Cumulative Remedies.                                             106

Section 9.4 Severability.                                                    107

Section 9.5 Assignments by Lenders.                                          107

Section 9.6 Participations by Lenders.                                       108

Section 9.7 Disclosure of Information by Lenders.                            108

Section 9.8 Successors and Assigns.                                          108

Section 9.9 Continuing Agreements.                                           109

Section 9.10 Enforcement Costs.                                              109

Section 9.11 Applicable Law; Jurisdiction.                                   109

      9.11.1 Applicable Law.                                                 109
      9.11.2 Submission to Jurisdiction.                                     109
      9.11.3 Appointment of Agent for Service of Process.                    110
      9.11.4 Consent to Service of Process.                                  110

Section 9.12 Duplicate Originals and Counterparts.                           110

Section 9.13 Headings.                                                       110

Section 9.14 No Agency.                                                      111

Section 9.15 Date of Payment.                                                111

Section 9.16 Entire Agreement.                                               111

Section 9.17 Waiver of Trial by Jury.                                        111

Section 9.18 Liability of the Agent and the Lenders.                         111


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          SECOND AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT

        THIS SECOND AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 21st day of July, 1998, by and among

        AAi.FOSTERGRANT, INC. (formerly known as Accessories Associates, Inc.), a corporation organized and existing under the laws of the State of Rhode Island ("the Borrower");

        FOSTER GRANT GROUP, L.P., a limited partnership organized under the laws of the State of Delaware ("Foster Grant") and FANTASMA, LLC, a limited liability company organized under the laws of the State of Delaware ("Fantasma");

        F.G.G. INVESTMENTS, INC., a corporation organized and existing under the laws of the State of Delaware, THE BONNEAU COMPANY, a corporation organized and existing under the laws of the State of Texas, BONNEAU HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, BONNEAU GENERAL, INC., a corporation organized and existing under the laws of the State of Delaware, FOSTER GRANT HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, and O-RAY HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporate Guarantors"):

        NATIONSBANK, N.A., a national banking association ("NationsBank") and each other financial institution which is a party to this Agreement, whether by execution of this Agreement or otherwise (collectively, the "Lenders" and individually, a "Lender"); and

        NATIONSBANK, N.A., a national banking association, in its capacity as both collateral and administrative agent for each of the Lenders (the "Agent").

                                    RECITALS

        A. The Borrower, together with certain other related entities, the Agent and NationsBank (as sole Lender) entered into an Amended and Restated Financing and Security Agreement dated May 9, 1997 (the same, as amended by First Amendment to Amended and Restated Financing and Security Agreement dated March 4, 1998, the "Original Financing Agreement"). The Original Financing Agreement provides for some of the agreements between the Borrower and the other related entities party thereto and the Lenders with respect to the "Credit Facilities" (as that term is defined in the Original Financing Agreement), including the Revolving Credit Facility (as that term is defined in the Original Financing Agreement) in an amount not to exceed $60,000,000 and the Letter of Credit Facility which is part of the Revolving Credit Facility.

        B. In connection with the sale of senior debt by the Borrower, the Obligors (as hereinafter defined) have requested that the Lenders agree to recast the Credit Facilities to consist of a revolving credit facility in the maximum principal amount of $60,000,000, including a letter






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of credit facility in the amount of $3,000,000 to be used by the Borrower for the Permitted Uses described in this Agreement and guaranteed by the Guarantors.

        C. The Lenders are willing to make the recast credit facilities available to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Agent, the Borrower, Foster Grant or Fantasma and the Lenders agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.1    CERTAIN DEFINED TERMS.

        As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

        "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, Chattel Paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all rights of access to all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

        "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

        "Additional Obligor" means any Person (a) that becomes a Subsidiary of the Borrower in connection with a Permitted Acquisition and has executed and delivered an Additional Obligor



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Joinder Supplement and (b) any other Person that has executed and delivered an
Additional Obligor Joinder Supplement that has been accepted and approved by the Agent.

        "Additional Obligor Joinder Supplement" means an Additional Obligor Joinder Supplement in substantially the form attached hereto as EXHIBIT "D", with the blanks appropriately completed and executed and delivered by the Additional Obligor and accepted by the Borrower.

        "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

        "Agent" means the Person defined as the "Agent" in the preamble of this Agreement and shall also include any successor Agent appointed pursuant to
Section 8.7 (Successor Agent).

        "Agent's Obligations" shall mean any and all Obligations payable solely to and for the exclusive benefit of the Agent by any or all of the Borrower, Foster Grant and Fantasma under the terms of this Agreement and/or any of the other Financing Documents, including, without limitation, any and all Field Examination Fees.

        "Agreement" means this Second Amended and Restated Financing and Security Agreement (which amends and restates the Original Financing Agreement), as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 (Amendments; Waivers).

        "AAi Group" means collectively each of the Borrower, AAi Company of Canada, AAi Foster Grant Limited and Fantasma and each of the Foster Group, and their respective successors and assigns.

        "Applicable Interest Rate" means (a) the LIBOR Rate, or (b) the Base Rate, as the case may be.

        "Applicable Margin" means the applicable rate per annum to be added to the LIBOR Base Rate or the Prime Rate, as set forth in Section 2.3.1 (Applicable Interest Rates).

        "Asset Disposition" means the disposition of any or all of the Assets of any of the Borrower, Foster Grant or Fantasma, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than Permitted Asset Dispositions.


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        "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

        "Assignee" means any Person to which any Lender assigns all or any portion of its interests under this Agreement, any Commitment, and any Loan, in accordance with the provisions of Section 9.5 (Assignments by Lenders), together with any and all successors and assigns of such Person; "Assignees" means the collective reference to all Assignees.

        "Assignment of Credit Insurance" means (a) that certain assignment of credit insurance as collateral dated May 9, 1997 (and as amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time) from the Borrower to the Agent for the benefit of the Lenders ratably and the Agent, which assignment of credit insurance assigns to the Agent all of the right, title and interest of the Borrower in, and to, that certain Accounts Servicing and Purchase Agreement dated November 27, 1995 (as amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time) between the Borrower and Congress Talcott Corporation (b) that certain assignment of credit insurance as collateral dated May 9, 1997 (and as amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time) from Foster Grant to the Agent for the benefit of the Lenders ratably and the Agent, which assignment of credit insurance assigns to the Agent all of the right, title and interest of Foster Grant in, and to, that certain Accounts Servicing and Purchase Agreement dated November 27, 1995 (as amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time) between Foster Grant and Congress Talcott Corporation and (c) any subsequent assignment of credit insurance as collateral executed by Fantasma (and as amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time) from Fantasma to the Agent for the benefit of the Lenders ratably and the Agent, which assignment of credit insurance shall assign to the Agent all of the right, title and interest of Fantasma in, and to, any Accounts Servicing and Purchase Agreement (as amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time).

        "Assignment of Trademarks" means that certain collateral assignment of trademarks as security dated as of the Original Closing Date from BEC and Foster Grant to the Agent for the benefit of the Lenders ratably and the Agent, as amended, restated, supplemented or otherwise modified in writing at any time and from time to time, including, but not limited to, an amendment of even date herewith limiting the Agent's rights thereunder to non-exclusive use of the trademarks in the disposition of the Inventory to which such trademarks are attached.

        "Assignment of Trademarks (Borrower)" means that certain collateral assignment of trademarks as security dated May 9, 1997 from Borrower to the Agent for the benefit of the Lenders ratably and the Agent, as amended, restated, supplemented or otherwise modified in writing at any time and from time to time, including, but not limited to, an amendment of even date herewith limiting the Agent's rights thereunder to non-exclusive use of the trademarks in the disposition of the Inventory to which such trademarks are attached.

        "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time, and any successor Laws.



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        "Base Rate" means the sum of (a) the Prime Rate, plus (b) the Applicable
Margin.

        "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

        "BEC" means F.G.G. Investments, Inc., a corporation organized and existing under the laws of the State of Delaware formerly known as "BEC Distribution, Inc.", and its successors and assigns.

        "BEC Licensing Agreements" means all of the licensing agreements by and between Foster Grant, as licensee, and BEC, as licensor, pursuant to which BEC grants to Foster Grant a non-exclusive license to use certain Trademarks owned by BEC and necessary or desirable for the successful operation of Foster Grant's business, all as amended, restated, supplemented or otherwise modified.

        "Bonneau Company" means The Bonneau Company, a corporation organized and existing under the laws of the State of Texas, and its successors and assigns.

        "Bonneau General" means Bonneau General, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

        "Bonneau Holdings" means Bonneau Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

        "Borrowing Base" has the meaning described in Section Borrowing Base. (Borrowing Base).

        "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

        "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

        "Business Day" means any day other than a Saturday, Sunday or other day on which (a) in the case of NationsBank (as Agent and Lender), commercial banks in the State are authorized or required to close and (b) in the case of the Lenders other than NationsBank, those Lenders are open for the transaction of business at the addresses stated after their names on the signature pages of this Agreement.

        "Buybacks" means collective reference to displays, racks, trade fixtures and inventory which a Secured Debtor, in the ordinary course of its business, purchases from a customer as an inducement to the customer to discontinue the sale of the inventory purchased.

        "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.


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

        "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

        "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Agent, any Affiliate of the Agent, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Agent and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

        "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

        "Closing Date" means the Business Day, in any event not later than July __, 1998, on which the Agent shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Agent.

        "Collateral" means all property of each and every Secured Debtor subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

        "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

        "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

        "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

        "Commitment" means with respect to each Lender, such Lender's Revolving Credit Commitment or Letter of Credit Commitment, as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitments and the Letter of Credit Commitments of all of the Lenders.

        "Committed Amount" means with respect to each Lender, such Lender's Revolving Loan Committed Amount or Letter of Credit Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Loan Committed Amount and the Letter of Credit Committed Amount of each of the Lenders.

        "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

        "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Obligor within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

        "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period, after all expenses, taxes and other proper charges, determined in accordance with GAAP and after eliminating (a) all intercompany items, (b) all earnings attributable to equity interests in Persons other than Subsidiaries unless actually received by the Borrower or its Subsidiaries, (c) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, (d) any extraordinary items of income or expense (including any one-time charges or write-offs associated with the discontinuance of operations at the Texas Property) and (e) any increase or decrease of income arising from any change in the method of accounting for any item from that employed in the preparation of the financial statements.

        "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each of the Borrower's, Foster Grant's and Fantasma's rights, title and interest in and to (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing and (b) all rights corresponding to any of the foregoing throughout the world.

        "Corporate Guarantor" means BEC, Bonneau Company, Bonneau Holdings, Bonneau General, Foster Holdings and O-Ray Holdings, as the case may be and each of their respective successors and assigns, and "Corporate Guarantors" means BEC, Bonneau Company, Bonneau Holdings, Bonneau General, Foster Holdings and O-Ray Holdings and each of their respective successors and assigns.

        "Corporate Guaranty" means that certain guaranty of payment dated as of the Original Closing for the benefit of the Lenders ratably and the Agent to the Agent, as agent, from the Corporate Guarantors, as the same may from time to time be amended, restated, supplemented or otherwise modified.

        "Credit Facility" means with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility and Letter of Credit Facility of each of the Lenders and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

        "Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

        "Early Termination Fee" has the meaning described in Section 2.1.11 (Early Termination Fee).

        "EBITDA" means for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period after all expenses except depreciation, interest, amortization and taxes.

        "Eligible Inventory" means all of the Secured Debtors' Inventory held for sale in the ordinary course of business, valued at the lowest of (i) net acquisition cost (exclusive of purchase accounting) or (ii) any ceiling prices which may be established by any Law of any Governmental Authority, EXCLUDING, however, any Inventory which consists of:

                              (a) any goods located outside of the United States except for goods in transit subject to negotiable bills of lading which have been delivered and negotiated to the Agent,

                              (b) any goods located outside of a state, in which the Agent has properly and unavoidably perfected the security interests of the Agent and the Lenders by filing in that state, free and clear of all other Liens,

                              (c) any goods not in the actual possession of a Secured Debtor, except to the extent provided in subsection (a) above or (d) below,

                              (d) any goods in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee, warehouseman, consignee or similar third party has entered into an agreement with the Agent in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Lien of the Agent and the Lenders on such goods and to such other terms and conditions as may be reasonably required by the Agent,

                              (e) any goods located on premises leased or rented to a Secured Debtor or otherwise not owned by a Secured Debtor, unless, the Agent has received a waiver and consent from the lessor, landlord and/or owner, in form and substance reasonably satisfactory to the Agent and from any mortgagee of such lessor, landlord or owner to the extent required by the Agent,

                              (f) any goods the sale or other disposition of which has given rise to a Receivable,

                              (g)     any goods which fail to meet in any
        material respect all standards and requirements imposed by any Governmental Authority over such goods, their production, storage, use or sale,

                              (h) Buybacks, work-in-process (other than finished goods which are not carded or packaged and for which the Agent has received any information requested), supplies, displays, packaging and promotional materials, and

                              (i) any goods which the Agent in the good faith exercise of its sole and absolute discretion has deemed to be ineligible because the Agent otherwise considers the collateral value to the Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure.

In the event of any dispute under the foregoing criteria, as to whether goods are, or have ceased to be, Eligible Inventory, the decision of the Agent in the good faith exercise of its sole and absolute discretion shall control.

        "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account receivable in United States Dollars of each of the Borrower, Foster Grant and Fantasma, provided each account receivable conforms and continues to conform to the following criteria to the satisfaction of the Agent:

                              (a) the account arose in the ordinary course of business of a Secured Debtor from a bona fide outright sale of goods by a Secured Debtor or from services performed by a Secured Debtor;

                              (b)     the account is a valid, legally
        enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

                              (c) the account is based upon an enforceable order or contract, written or oral, for goods shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

                              (d) if the account arises from the sale of goods, the goods the sale of which gave rise to the account have been shipped or delivered to the Account Debtor on an absolute sale basis (except for the effect of seasonal accounts and returns, to the extent the same arise in the ordinary course of business) and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, or on the basis of any other similar understanding;

                              (e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                              (f) the account is evidenced by an invoice or other documentation in form reasonably acceptable to the Agent, dated no later than the date of shipment or performance and containing only terms normally offered by a Secured Debtor;

                              (g)     the amount shown on the books of any
        Secured Debtor and on any invoice, certificate, schedule or statement delivered to the Agent is owing to the Secured Debtor, as applicable, and no partial payment has been received unless reflected with that delivery;

                              (h) meets the requirements of either (i) the account is covered by the credit insurance acceptable to the Agent and covered by the Assignment of Credit Insurance; or (ii) the account is not covered by the credit insurance acceptable to the Agent, and is not past due more than ninety (90) days after its due date (which shall not be later than thirty (30) days after the invoice date) or (iii) the account is net of any applicable reserve;

                              (i)     the Account Debtor has not returned,
        rejected or refused to retain, or otherwise notified the Secured Debtor of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale or furnishing of which the account arose, provided that the account shall be excluded from Eligible Receivables only to the extent of the amount owing with respect to those returned, rejected or refused goods or services;

                              (j) the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returns outside of the ordinary course of business, inferior, or damaged goods or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty (provided that the account shall be excluded from Eligible Receivables only to the extent the Account Debtor is refusing to pay because of those returned, inferior, or damaged goods or unsatisfactory services);

                              (k) the Account Debtor is not a partner or Affiliate of a Secured Debtor or an employee, officer, director of shareholder of a Secured Debtor or any partner or Affiliate of a Secured Debtor;

                              (l) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America or any other country approved by the Agent;

                              (m) unless the Account Debtor has obtained adequate financing under Chapter 11 of the Bankruptcy Code (or similar bankruptcy laws of other jurisdictions) and is operating as a going concern, the Account Debtor with respect to such account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending;

                              (n) the Account Debtor is not a Governmental Authority, unless the applicable Secured Debtor, is in compliance with
        Section 0 (Government Accounts);

                              (o)     no Secured Debtor is indebted in any
        manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by the Secured Debtors in the ordinary course of their business;

                              (p) the account does not arise from services under or related to any warranty obligation of any of the Secured Debtors or out of service charges, finance charges or other fees for the time value of money;

                              (q) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit;

                              (r)     except for the Assignment of Credit
        Insurance, the title of the Secured Debtor to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest;

                              (s)     no bond or other undertaking by a
        guarantor or surety has been or is required to be obtained, supporting the performance of the Secured Debtor in respect of any its agreements with the Account Debtor;

                              (t)     no bond or other undertaking by a
        guarantor or surety has been or is required to be obtained, supporting the account and any of the Account Debtor's obligations in respect of the account;

                              (u)     the Secured Debtor has the full and
        unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Agent and the Lenders as security and collateral for the payment of the Obligations;

                              (v)     the account does not arise out of a
        contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Secured Debtor to the Agent and the Lenders of the account arising from such contract or order;

                              (w) the account is subject to a Lien in favor of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

                              (x) the goods giving rise to the account were not, at the time of the sale thereof, subject to any Lien, except those in favor of the Agent and the Lenders;

                              (y) the Agent in the good faith exercise of its discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Agent otherwise considers the collateral value of such account to the Agent and the Lenders to be impaired or its or their ability to realize such value to be insecure.

        In determining the amount receivable, the Agent shall be satisfied that the Secured Debtors have made appropriate allowances for returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reserves. In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Agent in the good faith exercise of its discretion shall control.

        "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 9.10 (Enforcement Costs), and
(c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

        "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

        "Eurodollar Lending Office" means with respect to each Lender such branch or office of that Lender as designated by that Lender, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

        "Event of Default" has the meaning described in ARTICLE VII (Defaults and Rights and Remedies).

        "Fantasma Agreements" means and includes that certain Member Agreement dated as of June 23, 1998 by and among the Borrower, Roger D. Dreyer and Houdini Capital LTD and that certain Member Agreement dated as of June 23, 1998 by and between the Borrower and Paul Michaels.

        "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by the Agent.

        "Fees" means the collective reference to each fee payable to the Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, any and all Revolving Credit Unused Line Fees, any and all Letter of Credit Fees, the Early Termination Fee any and all Field Examination Fees.

        "Field Examination Fee" and "Field Examination Fees" have the meanings described in Section 2.4.3 (Field Examination Fees).

        "Financial Institution" means bank, finance company or other Person or other Governmental Authority that in the ordinary course of business makes or purchases interests in commercial credit facilities.

        "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower, Foster Grant or Fantasma, any Obligor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, and/or any of the Obligations.

        "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date and displays included in other Assets which are depreciated in accordance with GAAP consistently applied to the Borrower and its Subsidiaries.

        "Fixed Charge Coverage Ratio" means for the period of any determination thereof the ratio of (a) EBITDA to (b) Fixed Charges.

        "Fixed Charges" means for any period of determination thereof, the scheduled or required payments (including, without limitation, principal and interest) made in cash on all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries, plus Capital Expenditures made in cash (and Permitted Acquisitions to the extent not included in Capital Expenditures) of the Borrower and its Subsidiaries, plus cash payments of Taxes.

        "Foreign Exchange Protection Agreement" means any foreign exchange, currency spot, foreign exchange forward contracts and other similar agreements and arrangements between any Obligor and a Person, acceptable to the Agent in its reasonable credit judgement, providing for the transfer or mitigation of foreign exchange currency risks either generally or under specific contingencies.

        "Foreign Exchange Exposure" means at any time and from time to time of determination, the amount of the obligations and liabilities of any or all of the Obligors with respect to each Foreign Exchange Protection Agreement with a Person who is the Agent, a Lender or an Affiliate of the Agent or any Lender arising as a result of a determination of the amount of Dollars required at such time to purchase such amount of the foreign currency covered by such Foreign Exchange Protection Agreement at the spot rate.

        "Foster Group" means collectively each of Foster Grant, each of the Corporate Guarantors and Opti-Ray, Inc., and their respective successors and assigns.

        "Foster Holdings" means Foster Grant Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

        "Funded Debt" means Indebtedness for Borrowed Money MINUS any obligation under a employee stock ownership plan or other similar employee benefit plan.

        "GAAP" means generally accepted accounting principles in the United States of America in effect on the date of this Agreement.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

        "Gross Receivables" means, at any time of determination thereof, the amount equal to the sum of (a) the amount shown under the caption "Trade Receivables" in the most recent balance sheet of the Borrower and its Subsidiaries on a consolidated basis furnished to the Agent in accordance with
Section 6.1.1(c) (Monthly Statements and Certificates), but only to the extent such Trade Receivables are shown to the Agent's reasonable satisfaction to be owing to the Secured Debtors, plus (b) the Secured Debtors' reserve for returns for the same date as the balance sheet and prepared in accordance with GAAP applied on a consistent basis to the Borrower and its Subsidiaries.

        "Guarantors" means the Corporate Guarantors, Foster Grant and Fantasma.

        "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrower, Foster Grant or Fantasma is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

        "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrower, Foster Grant or Fantasma or for which any of the Borrower, Foster Grant or Fantasma has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrower, Foster Grant or Fantasma, and any other contamination by Hazardous Materials for which any of the Borrower, Foster Grant or Fantasma is, or is claimed to be, responsible.

        "Headquarters Property" means (a) that certain real estate known as 500 George Washington Highway, Smithfield, Rhode Island, and includes, without limitation, the office and warehouse buildings now thereon, all other buildings, structures and improvements now or hereafter located thereon, the rights, alleys, ways, tenements, easements, appurtenances, passages, riparian rights, liberties, advantages, accessions and privileges now or hereafter appertaining thereto, condemnation awards and the rents, royalties, issues, profits, revenues, income, accounts and other benefits thereof, or derived from or arising out of the use or enjoyment of all or any portion thereof, or from any lease, sublease, contract of sale or other agreement pertaining thereto, (b) all building materials, fixtures, equipment (including, without limitation, conveyors, shelving and racks), whether now owned or hereafter acquired, which is used in the construction of, or is placed upon or used in connection with the maintenance, use, occupancy or enjoyment of, such real estate and/or the expansions or improvements now or hereafter located thereon, and (c) Borrower's interest in all building materials and fixtures located on, contained in or upon or attached to those buildings, together with all replacements thereof, substitutions therefor and additions thereto and all proceeds thereof.

        "Indebtedness" of a Person means at any date the total Liabilities of such Person at such time determined in accordance with GAAP consistently applied.

        "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise (on an estimated "marked-to market" basis), under or in connection with, each Foreign Exchange Protection Agreement and each Interest Rate Protection Agreement, net of liabilities owed to the respective Obligor or Obligors by the counterparties on any such Foreign Exchange Protection Agreement and/or

Interest Rate Protection Agreement; but excluding trade and other accounts payable in the ordinary course of business in accordance with the Obligors' customary trade terms and which are not overdue (as determined in accordance with the Obligors' customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

        "Indenture" means that certain Indenture dated as of July __, 1998 (as amended, supplemented or otherwise modified from time to time), between the Borrower, the Borrower's domestic Subsidiaries, and the Trustee.

        "Instrument" means a negotiable instrument (as defined under Article 3 of the Uniform Commercial Code), a "certificated security" (as defined under
Article 8 of the Uniform Commercial Code), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business negotiated by transfer and delivery with any necessary indorsement.

        "Interest Payment Date" means the first day of each calendar month commencing on August 1, 1998 and continuing thereafter until the Obligations have been irrevocably paid in full.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

        "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrower's election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as selected by the Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as selected by the Borrower in accordance with the provisions of this Agreement; provided, however that:

                              (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                              (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                              (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

        "Interest Rate Election Notice" has the meaning described in Section 2.3.2(e) (Selection of Interest Rates).

        "Interest Rate Protection Agreement" means any interest rate exchange, swap, cap, future, protection, floor, collar or similar agreements between any Obligor and any Person, acceptable to the Agent in its reasonable credit judgement, providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

        "Interest Rate Protection Reserve" means at any time of determination, the aggregate of the obligations of any or all of the Obligors under all Interest Rate Protection Agreements to which any Obligor is a party with a Person who is the Agent, a Lender or an Affiliate of the Agent or any of the Lenders in the event of a termination of any such Interest Rate Protection Agreements on an estimated "marked-to market" basis.

        "Inventory" means all inventory of each of the Secured Debtors and all right, title and interest of each of the Secured Debtors in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the any of the Secured Debtors' business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

        "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

        "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

        "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

        "Lender" and "Lenders" shall have meaning set forth at the beginning of this Agreement. "Lender" and "Lenders" shall also include, without limitation, each other Person which becomes a party to this Agreement as a "Lender", whether by execution of this Agreement or otherwise.

        "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

        "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Agent's then standard form of application for letter of credit or such other form as may be approved by the Agent, executed and delivered by the Borrower in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

        "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

        "Letter of Credit Facility" means the facility established pursuant to
Section 2.2 (Letter of Credit Facility).

        "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).

        "Letter of Credit Obligations" means the collective reference to all Obligations of any one or more of the Borrower, Foster Grant and Fantasma with respect to the Letters of Credit and the Letter of Credit Agreements.

        "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a balance sheet of the Borrower and its Subsidiaries on a consolidated basis.

        "LIBOR Base Rate" means for any Interest Period with respect to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest next 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Base Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. For purposes of this definition, Telerate Page 3750 refers to the British Bankers Association Libor Rates (determined at approximately 11:00 a.m. (London time)) that are published by Dow Jones Telerate, Inc.

        "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

        "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan, (a) the Applicable Margin, PLUS (b) the per annum rate of interest calculated pursuant to the following formula:

                                 LIBOR BASE RATE
                            -------------------------
                            1.00 - Reserve Percentage

        "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

        "Line of Business" has the meaning described in Section 6.1.6 (Line of Business).

        "Loan" means the Revolving Loan.

        "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

        "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

        "Material Adverse Effect" means an effect, either in any case or in the aggregate, which would result in a material adverse change (a) in the business, condition, affairs or operations of the Borrower and its Subsidiaries taken as a whole, (b) to any of the material properties or assets of the Borrower and its Subsidiaries on a consolidated basis, (c) in the right or ability of the Borrower and its Subsidiaries on a consolidated basis to carry on a substantial portion of their operations as now conducted or proposed to be conducted, or (d) to the value of, or the ability of the Agent or any of the Lenders to realize upon, the Collateral in any material respect.

        "Maximum Amount" means an amount equal to ninety five percent (95%) of the amount by which (a) the present fair saleable value of a Guarantor's assets exceeds (b) the total liabilities of such Guarantor (including the maximum amount reasonably expected to come due in respect of contingent liabilities other than contingent liabilities of such Guarantor hereunder), in each case determined on the date of the first advance under the Revolving Loan under this Agreement or on the day any demand is made under this Agreement or the Corporate Guaranty, whichever date results in the higher amount.

        "Multi-employer Plan" means a Plan that is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

        "Net Book Value of Receivables" means, at any time of determination thereof, the amount shown under the caption "Trade Receivables-Net" in the most recent balance sheet of the Borrower and its Subsidiaries on a consolidated basis furnished to the Agent in accordance with Section 0 (Financial Statements) and prepared in accordance with GAAP applied on a consistent basis to the Borrower and its Subsidiaries, but only to the extent such Trade Receivables are shown to the Agent's reasonable satisfaction to be owing to the Borrower or one of its Subsidiaries.

        "Net Proceeds" means gross proceeds (cash and non-cash) or other consideration paid to, or received by, any of the Borrower, Foster Grant or Fantasma from any Asset Disposition (including, without limitation, issuance or assumption of Indebtedness or the issuance of Securities), net of customary and reasonable settlement costs, fees and expenses of such Asset Disposition.

        "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 8.5 (Indemnification)) to the Agent in respect to the Revolving Loan or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Loan.

        "Non-Ratable Loan" means an advance under the Revolving Loan made by NationsBank in accordance with the provisions of Section 2.5.2(c) (Non-Ratable Loans and Payments).

        "Note" means any Revolving Credit Note, and "Notes" means collectively each Revolving Credit Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

        "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrower, Foster Grant or Fantasma to the Lenders and/or the Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, and/or the Loan, including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit, any Interest Rate Protection Agreement with the Agent, any Lender or any Affiliate of the Agent or any of the Lenders, and any Foreign Exchange Protection Agreement with the Agent, any Lender or any Affiliate of the Agent or any of the Lenders; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any one or more of the Obligors to the Agent and/or to NationsBank or its Affiliates of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

        "Obligors" means the Borrower and the Guarantors and "Obligor" means any of the Borrower or any Guarantor.

        "Offering Memorandum" means Borrower's Offering Memorandum dated July __, 1998, pursuant to which the Senior Notes are offered.

        "Offering Transaction" means the sale of the Senior Notes as described in the Offering Memorandum.

        "O-Ray Holdings" means O-Ray Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors and assigns.

        "Original Closing Date" means December 12, 1996.

        "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

        "Patents" means and includes, in each case whether now existing or hereafter arising, all of each of the Borrower's, Foster Grant's and Fantasma's rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications and (d) all rights corresponding to any of the foregoing throughout the world.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Acquisitions" means the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person engaged substantially in the Line of Business, or the stock or assets of any Person; provided, however that (a) the aggregate purchase price of, investment in, and/or expenditures relating to, acquisitions, purchases, or investments cannot exceed in any fiscal year the amount by which the Borrowing Base is increased as a result of such acquisition, purchase or investment by more than Seven Million Dollars ($7,000,000), (b) such acquisition, purchase or investment cannot otherwise constitute or give rise to a Default or an Event of Default, (c) the Borrower shall have furnished financial projections to the Agent and the Lenders which give effect to such acquisition, purchase or investment and which indicate that such acquisition, purchase and/or investment could not or would not cause a Default or Event of Default, (d) all Accounts, Inventory, Chattel Paper, Instruments, rights to non-exclusive use of the Trademarks in the disposition of the Inventory to which such Trademarks are attached and any real property and fixtures so acquired (except those which are held by a Person organized under the Laws of a country other than the United States or securing debt that was incurred prior to the acquisition and not in contemplation thereof), whether acquired directly or indirectly through the acquisition of stock of another Person, shall be subject to a first priority security interest, perfected by filing or possession, in favor of the Agent and the Lenders securing the Obligations and the Agent's Obligations, and (e) a Phase I environmental assessment of any real property to be acquired or purchased by any of the Borrower, Foster Grant or

Fantasma or owned by any Person to be acquired or purchased by any of the Borrower, Foster Grant or Fantasma or owned by any Person in which any of the Borrower, Foster Grant or Fantasma intends to make an investment, has been performed by a reputable and recognized environmental consulting firm reasonably acceptable to the Lender and has revealed no Material Hazardous Materials Contamination or Material violations of any Environmental Laws.

        "Permitted Affiliate Distributions" shall mean (a) an amount permitted to be paid under Section 5.10.6 of the Securities Purchase Agreement, (b) dividends provided for on the date of this Agreement under the Borrower's preferred stock, (c) distributions or dividends by, or transfer of assets by, any Subsidiary to its parent or, if different, to the Borrower, (d) the following distributions by Foster Grant to any partner of Foster Grant or by Fantasma to any member of Fantasma, that is not within the scope of the preceding subsection (c) (and any further distribution of such amounts by any such partner to any direct or indirect shareholders of such partner):

                                      (i)    Distributions to each of its
                partners/members in an amount sufficient to cover that partner's/member's actual tax liability due and payable by such partner/member as a result of income attributed to such partner/member by virtue of its ownership interest in the partnership/limited liability company;

                                      (ii)   Distributions to Foster Holdings to
                enable Foster Holdings to pay actual out-of-pocket expenses reasonably incurred by Foster Holdings in connection with the preparation of financial statements and compliance with all financial reporting requirements; but only to the extent such expenses are payable to Persons other than Affiliates of any Obligor or any member of the AAi Group; and

                                      (iii)  Distributions by Foster Grant to
                BEC to pay royalties due BEC with respect to any Trademarks licensed to Foster Grant by BEC; and

(e) redemption of preferred stock of FosterGrant Holdings, redemption of the Borrower's Series A Preferred Stock and redemption or purchase of the Borrower's or any Subsidiary's stock or other ownership interest on death, disability or termination of employment of shareholders under stockholder and other agreements; (f) payments by any Subsidiary under tax sharing arrangements with the Borrower and other Subsidiaries; and (g) payments by any Obligor to another Obligor.

        "Permitted Asset Disposition" means the following Asset Dispositions:

                              (a)     an Asset Disposition (excluding any Asset
Disposition permitted under subsections (b), (c) or (d) below), for which the sum of (i) the Net Proceeds to be paid to or received by any or all of the Obligor (individually and collectively) with respect to such Asset Disposition, plus (ii) the aggregate amount of all Net Proceeds paid to or received by any or all of the Obligor (individually and collectively) with respect to all other Asset Dispositions (excluding all Asset Dispositions permitted under subsections
(b), (c) or (d) below) made during the then current fiscal year, is less than or equal to Five Hundred Thousand Dollars ($500,000) for such fiscal year,

                              (b)     sales of Inventory (including, without
limitation, the liquidation of slow moving and obsolete Inventory) in the ordinary course of business,

                              (c)     the licensing of business names, Patents,
Trademarks and/or Copyrights, in the ordinary course of business,

                              (d)     sales or other dispositions of worn, used,
surplus or obsolete Equipment in the ordinary course of business, including, without limitation, dispositions of conveyors, racks and shelving at formerly leased locations,

                              (e)     sales, liquidations or other dispositions
of Buybacks in the ordinary course of business, and

                              (f)     sales of membership interests in Fantasma
to existing members in accordance with the Fantasma Agreements.

provided that no Asset Dispositions shall be permitted at any time following the occurrence and during the continuance of an Event of Default.

        "Permitted Liens" means:

                              (a)     Liens existing as of the date hereof and
as set forth in SCHEDULE 4.1.20 attached hereto, including, but not limited to, renewals and extensions that do not increase the amount secured by or subject to the lien, PROVIDED, HOWEVER, that any such Lien that is released after the date hereof may not thereafter re-attach or otherwise become permitted by this
Section item (a);

                              (b)     Liens imposed by law for Taxes of any
Governmental Authority for claims not yet due or which (i) the Borrower, Foster Grant and Fantasma, as appropriate, is contesting in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, (ii) the Borrower, Foster Grant and Fantasma, as appropriate, has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, Foster Grant and Fantasma, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Agent and the Lenders;

                              (c)     Liens in respect of purchase money
indebtedness in connection with the acquisition of tangible personal property and real property; PROVIDED that (i) the original principal balance of the Indebtedness secured by such Lien constitutes not more than 80% of the purchase price of the property acquired and (ii) such Lien extends only to the property acquired with the proceeds of the Indebtedness so secured;

                              (d)     statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than ninety
(90) days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                              (e)     Liens incurred or deposits made in the
ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                              (f)     leases, subleases, licenses, easements
(including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, contests, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere with the ordinary conduct of the business of the Borrower, Foster Grant and Fantasma and do not impair the use of the property to which they attach to the extent that such interference or impairment could reasonably be expected to have a Material Adverse Effect;

                              (g)     Liens incurred in connection with Capital
Lease obligations permitted hereunder;

                              (h)     Liens imposed by environmental laws which
(i) the Borrower, Foster Grant or Fantasma, as appropriate, is contesting in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and (ii) the Borrower, Foster Grant or Fantasma, as appropriate, has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower; and

                              (i)     Liens granted on the assets of any
Subsidiary of any of Borrower, Foster Grant or Fantasma, which Subsidiary is organized under the laws of a jurisdiction other than the United States.

        "Permitted Senior Note Purchases" means the collective reference to each purchase by the Borrower of Senior Notes provided, however that (i) the aggregate purchase price of all such purchases (net of cash proceeds received on resales of the same) cannot exceed Five Million Dollars ($5,000,000) in the aggregate unless the Agent and the Lenders have given their prior written consent to such excess, (ii) such purchase cannot otherwise constitute or give rise to a Default or an Event of Default and shall not be made at any time when a Default or Event of Default exists; and (iii) the Borrower has furnished financial projections in form and content reasonably acceptable to the Agent and the Lenders which give effect to such purchase and which indicate that such purchase could not or would not cause a Default or Event of Default.

        "Permitted Uses" means (a) re-evidence, without novation, of amounts outstanding under the Original Financing Agreement, (b) the furnishing of working capital (including the sale of inventory) to AAi/Joske's S. de R.L. de C.V. in an aggregate amount outstanding not to exceed $750,000, (c) the furnishing of working capital to Vendome Accessories Ltd. in an aggregate amount outstanding not to exceed $250,000, (d) loans and advances to the Subsidiaries and for other general corporate purposes other than those not permitted under this Agreement, (e) Permitted Affiliate Distributions and (f) Permitted Acquistions.

        "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

        "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which any Obligor or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

        "Post-Default Rate" means with respect to the principal balance of any of the Obligations, the then Applicable Interest Rate, plus two percent (2%) per annum.

        "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.

        "Pricing Ratio" means the Fixed Charge Coverage Ratio.

        "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Agent, as established and declared by the Agent at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Agent or any of the Lenders to borrowers.

        "Pro Rata Share" means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Loan and Letter of Credit Obligations owing to that Lender by the aggregate unpaid principal amount of all Loan and Letter of Credit Obligations then outstanding; or if no Loan or Letter of Credit Obligations are outstanding, by dividing the total amount of such Lender's Commitments by the total amount of the Commitments of the Agent and all of the Lenders.

        "Receivable" means each of the Secured Debtors' now owned and hereafter owned, acquired or created Accounts, Chattel Paper and Instruments; and "Receivables" means all of each of the Secured Debtors' now or hereafter owned, acquired or created Accounts, Chattel Paper and Instruments, and all cash and non-cash proceeds and products thereof.

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

        "Requisite Lenders" means at any time of determination one or more of the Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Commitments.

        "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

        "Responsible Officer" means the Chairman, Chief Executive Officer or Chief Financial Officer of the Borrower or, with respect to financial matters, the Chief Financial Officer of the Borrower.

        "Revolving Credit Commitment" means the agreement of a Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; and "Revolving Credit Commitments" means the collective reference to the Revolving Credit Commitment of each of the Lenders.

        "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

        "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

        "Revolving Credit Expiration Date" means July 31, 2003, extending automatically for successive periods of one (1) year each, unless any of the Lenders in the exercise of its sole and absolute discretion has notified the Borrower or the Borrower in the exercise of its sole and absolute discretion has notified the Agent, no later than the date which is sixty (60) days immediately preceding the next scheduled Revolving Credit Expiration Date, of its intention to terminate the Revolving Credit Facility as of the next scheduled Revolving Credit Expiration Date. Neither the Borrower nor any of the Lenders has any obligation or commitment to extend the Revolving Credit Expiration Date for any successive one (1) year period.

        "Revolving Credit Facility" means the facility established by the Lenders pursuant to Section 2.1 (Revolving Credit Facility).

        "Revolving Credit Note" and "Revolving Credit Notes" have the meanings described in Section 2.1.5 (Revolving Credit Notes).

        "Revolving Credit Pro Rata Share" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

        "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 (Remedies) or otherwise.

        "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

        "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

        "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

        "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

        "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayments of Revolving Loan).

        "Secured Debtor" means any of the Borrower, Foster Grant, Fantasma or any Additional Obligor and "Secured Debtors" means the Borrower, Foster Grant, Fantasma and all Additional Obligors, collectively.

        "Securities" means the collective reference to each and every certificated or uncertificated security which constitutes a "security" under the provisions of Title 8 of the Uniform Commercial Code, and all proceeds (cash and non-cash) of the foregoing.

        "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated May 31, 1996, among the Borrower, Weston Presidio Capital II, L.P., and certain other "Investors."

        "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Corporate Guaranty, the Assignment of Credit Insurance, the Assignment of Trademarks and the Assignment of Trademarks (Borrower).

        "Security Procedures" means the rules, policies and procedures adopted and implemented by the Agent and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time by the Agent in its sole and absolute discretion.

        "Senior Notes" means any and all 10 3/4% Senior Notes due 2006 to be issued from time to time under the Indenture, in the principal amount of $75,000,000.

        "Senior Notes Documents" means, collectively, the Indenture and the Senior Notes.

        "Settlement Date" means each Business Day after the Closing Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.5.2(a) (Settlement Procedures; In General) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.5.2 (Settlement Procedures as to Revolving Loan).

        "Settlement Report" means each report prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate outstanding principal balance of the Revolving Loan, each Lender's Revolving Credit Pro Rata Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and Fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

        "State" means the State of Maryland.

        "Subordinated Indebtedness" means all Indebtedness, incurred at any time by any one or more of the Borrower, Foster Grant or Fantasma, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Agent in its sole and absolute discretion.

        "Subsidiary" means any corporation, company or other entity the majority of the voting shares or interests of which at the time are owned directly by any of the Borrower, Foster Grant and Fantasma and/or by one or more Subsidiaries of any of the Borrower, Foster Grant and Fantasma.

        "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrower, Foster Grant or Fantasma or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

        "Texas Property" means the real property and fixtures located at Valley View Lane, Farmers Branch, Texas, which are leased by Foster Grant.

        "Total Revolving Credit Committed Amount" has the meaning described in
Section 2.1.1 (Revolving Credit Facility).

        "Trademarks" means and includes in each case whether now existing or hereafter arising, all of each of the Borrower's, Foster Grant's or Fantasma's rights, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing and (d) all rights corresponding to any of the foregoing throughout the world.

        "Trustee" has the meaning given to such term in the Indenture.

        "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

        "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Agent and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time by the Agent in its sole and absolute discretion.

        "Year 2000 Problem" has the meaning set forth in Section 4.1.27 (Year
2000).

        Section 1.2    ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.

        Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Obligor", the "Obligors", "each Obligor" or otherwise with respect to any one or more of the Obligors shall mean each and every Obligor and any one or more of the Obligors, jointly and severally, unless a specific Obligor is expressly identified.

                                   ARTICLE II
                              THE CREDIT FACILITIES

        Section 2.1    THE REVOLVING CREDIT FACILITY.

                       2.1.1  REVOLVING CREDIT FACILITY.

                       Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a revolving credit facility in favor of the Borrower. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan".

                       The amount set forth below opposite each Lender's name is herein called such Lender's "Revolving Credit Committed Amount" and the total of each Lender's Revolving Credit Committed Amount is herein called the "Total Revolving Credit Committed Amount".

The proportionate share set forth below opposite each Lender's name is herein called such Lender's "Revolving Credit Pro Rata Share":

                                   Revolving Credit      Revolving Credit
        Lender                     Committed Amount       Pro Rata Share
        ------                     ----------------      ----------------

        NationsBank                   $27,692,340                46%
        LaSalle                       $18,461,520                31%
        PNC                           $13,846,140                23%

        Total Revolving Credit        $60,000,000               100%
        Committed Amount


                       Neither the Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment.

                       During the Revolving Credit Commitment Period, the Borrower may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to the Borrower's request:

                              (a) the outstanding principal balance of each Lender's Pro Rata Share of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) such Lender's Revolving Credit Committed Amount or (ii) such Lender's Pro Rata Share of the then most current Borrowing Base; and,

                              (b) the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations would not exceed the lesser of (i) the Total Revolving Credit Committed Amount or (ii) the then most current Borrowing Base.

                       If at any time the unpaid principal balance of the Revolving Loan exceeds the Total Revolving Credit Committed Amount in effect from time to time, the Borrower shall pay such excess to the Agent for the benefit of the Lenders ON DEMAND.

                       2.1.2 PROCEDURE FOR MAKING ADVANCES UNDER THE REVOLVING LOAN; LENDER PROTECTION LOANS.

                       The Borrower may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of the Borrower with the Agent or shall be otherwise applied as directed by the Borrower, which direction the Agent may require to be in writing. Not later than 1:30 p.m. (Baltimore City Time) on the date of the requested borrowing, the Borrower shall give the Agent oral or written notice (a "Loan Notice") of the amount and (if requested by the Agent) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrower within three (3) Business Days after the making of the requested advance under the Revolving Loan. Upon receipt of any such Loan Notice, the Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date.

                       Not later than 2:30 p.m. (Baltimore City Time) on each requested borrowing date for the making of advances under the Revolving Loan, each Lender shall, if it has received timely notice from the Agent of the Borrower's request for such advances, make available to the Agent, in funds immediately available to the Agent at the Agent's office set forth in Notices. (Notices), such Lender's Pro Rata Share of the advances to be made on such date.

                       In addition, the Borrower hereby irrevocably authorizes the Lenders at any time and from time to time, without further request from or notice to the Borrower, to make advances under the Revolving Loan which the Agent, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Agent and/or any or all of the Lenders under this Agreement, including, without limitation, advances under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, the Loan, any of the Obligations any Letter of Credit Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lenders may advance hereunder exceeds the Total Revolving Credit Committed Amount. The Agent agrees to give the Borrower notice of any such advances made by the Lenders promptly after the making of any such advance; the Agent agrees to use its best efforts to give such notice to the Borrower on the same day that any such advance is made.

                       2.1.3  BORROWING BASE.

                       As used in this Agreement, "Borrowing Base" means at any time, an amount equal to the aggregate of

                              (a)     eighty-five percent (85%) of the amount of
Eligible Receivables,

                              PLUS

                              (b)     the lesser of

                                      (i)    (A) fifty-five percent (55%) of the
                              amount of Eligible Inventory (other than optical Inventory)

                                      PLUS

                                             (B) sixty-five (65%) of the amount
                              of Eligible Inventory consisting of optical
                              Inventory; or

                                      (ii)   Thirty Million Dollars
                              ($30,000,000)

                              LESS

                              (c)     the Interest Rate Protection Reserve and
the Foreign Exchange Exposure.

                       The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Agent in its discretion. In the event the Borrower fails to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Agent believes that a Borrowing Base Report is no longer accurate, the Agent may, in its good faith discretion exercised from time to time and without limiting other rights and remedies under this Agreement, direct the Lenders to suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable or any Inventory which was included in the Borrowing Base but which the Agent in good faith determines fails to meet the respective criteria applicable from time to time for Eligible Receivables or Eligible Inventory.

                       If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") equal to the amount of such excess shall exist. Each time a Borrowing Base Deficiency exists, the Borrower at the sole and absolute discretion of the Agent exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Agent for the benefit of the Lenders from time to time.

                       Without implying any limitation on the Agent's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables and for Eligible Inventory contained in the respective definitions of Eligible Receivables and of Eligible Inventory are in part based upon the business operations of the Borrower, Foster Grant and Fantasma existing on or about the Closing Date and upon information and records furnished to the Agent by the Borrower. If at any time or from time to time hereafter, the business operations of the Borrower, Foster Grant and Fantasma change or such information and records furnished to the Agent is incorrect or misleading, the Agent in its good faith discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria; provided, however, if the inclusion of new criteria would immediately result in a reduction to the Borrowing Base of $500,000 or more, the Agent agrees to give the Borrower no less than two (2) Business Days prior notice thereof. The Agent shall communicate such changed or additional criteria to the Borrower from time to time either orally or in writing.

                       2.1.4  BORROWING BASE REPORT.

                       The Borrower will furnish to the Agent no less frequently than the 10th Business Day after the last day of each month and at such other times as may be requested by the Agent or any of the Lenders a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Agent, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Receivables (with a detailed breakdown as between Gross Receivables and Net Book Value of Receivables, unless the Agent consents otherwise from time to time), the value of Inventory, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Agent may from time to time request. Upon the Agent's request and upon the creation of any Receivables, or at such intervals as the Agent may require, the Borrower will provide the Agent with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables and the Inventory as the Agent may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Agent, and certified as true and correct by a Responsible Officer, and delivered to the Agent from time to time solely for the Agent's convenience in maintaining records of the Collateral. The Borrower's failure to deliver any of such items to the Agent shall not affect, terminate, modify, or otherwise limit the Liens of the Agent and the Lenders in the Collateral.

                       2.1.5  REVOLVING CREDIT NOTES.

                       The obligation of the Borrower to pay each Lender's Pro Rata Share of the Revolving Loan, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Revolving Credit Notes" and individually a "Revolving Credit Note") substantially in the form of EXHIBIT "A" attached hereto and made a part hereof, with appropriate insertions. Each Lender's Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of such Lender's Revolving Credit Pro Rata Share. The Borrower acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the aggregate face amount of the Revolving Credit Notes, the excess shall bear interest at the rates provided from time to time for advances under Revolving Loan evidenced by the Revolving Credit Notes and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

                       2.1.6  MANDATORY PREPAYMENTS OF REVOLVING LOAN.

                       Subject to the provisions of Section 2.1.11 (Early Termination Fee) and Section 2.3.4 (Indemnity), the Borrower shall make the mandatory prepayments of the Revolving Loan (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") in the following amounts and at the following times:

                              (a) The Borrower shall make a Revolving Loan
        Mandatory Prepayment at any time and from time to time in such amounts requested by the Agent pursuant to Section 2.1.3 (Borrowing Base) in order to cover any Borrowing Base Deficiency; and

                              (b) The Borrower shall make a Revolving Loan
        Mandatory Prepayment on such dates and in such amounts to achieve compliance with the provisions of Section 2.1.12 (Required Availability).

                       2.1.7  OPTIONAL PREPAYMENTS OF REVOLVING LOAN.

                       Subject to the provisions of Section 2.1.11 (Early Termination Fee) and Section 2.3.4 (Indemnity), the Borrower shall have the option at any time and from time to time prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

                       2.1.8  THE COLLATERAL ACCOUNT.

                       The Borrower, Foster Grant and Fantasma will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Agent and from which the Agent alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrower, Foster Grant or Fantasma where necessary to permit the collection of any such Items of Payment, which endorsement the Borrower, Foster Grant and Fantasma hereby jointly and severally agree to make. In the event the Borrower, Foster Grant and Fantasma fail to do so, the Borrower, Foster Grant and Fantasma hereby authorize the Agent to make the endorsement in the name of any or all of the Borrower, Foster Grant and Fantasma. Prior to such a deposit, the Borrower, Foster Grant and Fantasma will not commingle any Items of Payment with any of the Borrower's, Foster Grant's or Fantasma's other funds or property, but will hold them separate and apart in trust and for the account of the Agent for the benefit of the Lenders ratably and the Agent.

                       In addition, if so directed by the Agent, the Borrower, Foster Grant and Fantasma shall direct the mailing of all Items of Payment from their Account Debtors to one or more post-office boxes designated by the Agent, or to such other additional or replacement post-office boxes pursuant to the request of the Agent from time to time (collectively, the "Lockbox") monitored by the Agent or by a commercial bank chosen by the Borrower and accepted by the Agent in writing, which acceptance shall not be unreasonably withheld. The Agent shall have unrestricted and exclusive access (through such commercial bank, if applicable) to the Lockbox.

                       The Borrower, Foster Grant and Fantasma hereby authorize the Agent to inspect all Items of Payment, endorse all Items of Payment in the name of any or all of the Borrower, Foster Grant and Fantasma, and deposit such Items of Payment in the Collateral Account. The Agent reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Agent. In the event Items of Payment are returned to the Agent for any reason whatsoever, the Agent may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

                       The Agent will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment which are not proceeds of Accounts or Inventory or after a Default or an Event of Default, against any of the Obligations) or credit such collected funds to a depository account of any or all of the

Borrower, Foster Grant or Fantasma with the Agent, the order and method of such application to be in the sole discretion of the Agent.

                       IN CONSIDERATION FOR THE AGENT'S AGREEMENT TO CREDIT THE COLLATERAL ACCOUNT AS OF THE BUSINESS DAY ON WHICH THE AGENT RECEIVES ITEMS OF PAYMENT AND TO REIMBURSE THE AGENT FOR THE COST OF DELAYS IN THE COLLECTION AND CLEARANCE OF ITEMS OF PAYMENT, THE BORROWER, FOSTER GRANT AND FANTASMA HEREBY CONSENT AND AGREE THAT IN COMPUTING INTEREST ON THE OBLIGATIONS ALL ITEMS OF PAYMENT SHALL BE DEEMED RECEIVED BY THE AGENT ONE (1) BUSINESS DAY AFTER THE AGENT'S ACTUAL RECEIPT THEREOF.

                       2.1.9  REVOLVING LOAN ACCOUNT.

                       The Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Agent will (a) DEBIT (i) the principal amount of each advance under the Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Agent and/or the Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) CREDIT all payments made by the Borrower to the Agent on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. The Agent may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Agent unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Agent in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrower in all respects, absent manifest error, unless the Agent receives specific written objection thereto from the Borrower within ninety (90) Business Days after such statement or reconciliation shall have been sent by the Agent.

                       2.1.10 REVOLVING CREDIT UNUSED LINE FEE.

                       The Borrower shall pay to the Agent for the ratable benefit of the Lenders a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to three-eighths of one percent (.375%) per annum on the average daily unused and undisbursed portion of the Total Revolving Credit Committed Amount in effect from time to time accruing during each calendar month, minus the average amount by which borrowings under the Revolving Loan were reduced due to the operation of Section 2.1.12 (Required Availability). The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid in arrears by the Borrower to the Agent on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                       2.1.11 EARLY TERMINATION FEE.

                       In the event of the termination by, or on behalf of, the Borrower, of the Revolving Credit Commitments at any time prior to the Revolving Credit Expiration Date (as extended from time to time in accordance with the provisions of this Agreement), the Borrower shall pay a fee (the "Early Termination Fee") equal to following amount at the following times:

-------------------------------------------------------------------------------
                 Period                                   Early Termination Fee
-------------------------------------------------------------------------------
Closing Date, through and including, day                         $500,000
preceding the first anniversary date of the
Closing Date
-------------------------------------------------------------------------------
First anniversary date of the Closing Date,                      $300,000
through and including, day preceding the
second anniversary date of the Closing Date
-------------------------------------------------------------------------------
At any time on or after the second anniversary                   $100,000
date of the Closing Date
-------------------------------------------------------------------------------

                       Payment of the Revolving Loan in whole or in part by or on behalf of the Borrower, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrower, shall be deemed to be a prepayment of the Revolving Loan subject to the Early Termination Fee provided in this subsection.

                       Notwithstanding the foregoing, the Borrower shall not be required to pay the Early Termination Fee in connection with a termination of the Revolving Credit Commitments if the repayment of all Obligations is from (a) the proceeds of an issuance of common stock by Foster Holdings, (b) the proceeds of an issuance of common stock by the Borrower, (c) a replacement credit facility extended by NationsBank, or its successors, to the Borrower, which generates sufficient proceeds and is in fact used to repay all Obligations (including all Letter of Credit Obligations) in full and, if, in connection with such repayment of all Obligations, all Letters of Credit are terminated or (d) a replacement credit facility extended by another lender to the Borrower on terms and conditions that the Agent and the Lenders did not offer to the Borrower after having been provided a copy of such other lender's commitment and having had not less than thirty (30) days to review, approve and commit to in writing a comparable credit facility.

                       2.1.12 REQUIRED AVAILABILITY UNDER THE REVOLVING CREDIT FACILITY.

                              (a) The Borrower shall not at any time after the
Closing Date permit the outstanding principal amount of the Revolving Loan plus the Outstanding Letter of Credit Obligations to exceed an amount equal to the lesser of (i) the Total Revolving Credit Committed Amount or (ii) the Borrowing Base, minus (A) on the Closing Date One Million Dollars ($1,000,000) or (B) after the Closing Date Seven Hundred Fifty Thousand Dollars ($750,000).

                              (b) The Borrower shall make a Revolving Loan
Mandatory Prepayment pursuant to the provisions of Section 2.1.6 (Mandatory Prepayments of Revolving Loan) to the extent necessary to achieve compliance with this Section.

        Section 2.2    THE LETTER OF CREDIT FACILITY.

                       2.2.1  LETTERS OF CREDIT.

                       Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitments, the Borrower, upon the prior approval of the Agent, may obtain standby and documentary letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Agent from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrower will not be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) the Total Revolving Credit Committed Amount, or (ii) the most current Borrowing Base, and
(b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Three Million Dollars ($3,000,000). The Agent confirms that the amount available for borrowing under the Revolving Credit Facility is not reduced except to the extent Letters of Credit and/or Letter of Credit Obligations are outstanding.

                       2.2.2  LETTER OF CREDIT FEES.

                       Prior to or simultaneously with the opening of each Letter of Credit, the Borrower shall pay to the Agent for the ratable benefit of the Lenders, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to two hundred fifty (250) basis points per annum of the face amount of the Letter of Credit. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof. In addition, the Borrower shall pay to the Agent, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All such additional fees are included in and are a part of the "Fees" payable by the Borrower under the provisions of this Agreement and are for the sole and exclusive benefit of the Agent and are a part of the Agent's Obligations.

                       2.2.3  TERMS OF LETTERS OF CREDIT.

                       Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Loan Credit Facility shall be made by the Lenders in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Agent as trustee for the Borrower. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit) used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Agent pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of

Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Agent, is herein called the "Outstanding Letter of Credit Obligations".

                       2.2.4  PROCEDURE FOR LETTERS OF CREDIT.

                       The Borrower shall give the Agent written notice at least three (3) Business Days prior to the date on which a Letter of Credit is requested to be opened of its request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Agent shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

                       2.2.5  PARTICIPATIONS IN THE LETTERS OF CREDIT.

                       Each Lender hereby irrevocably authorizes the Agent to issue Letters of Credit in accordance with the provisions of this Agreement. As of the date each Letter of Credit is opened or issued by the Agent pursuant to the provisions of this Agreement, each Lender shall have an undivided participating interest in (i) the rights and obligations of the Agent under such Letter of Credit, and (ii) the Outstanding Letter of Credit Obligations of the Borrower with respect to such Letter of Credit, in an amount equal to each Lender's Revolving Credit Pro Rata Share of such Outstanding Letter of Credit Obligations.

                       2.2.6  PAYMENTS BY THE LENDERS TO THE AGENT.

                       If the Borrower fails to pay to the Agent any Current Letter of Credit Obligations as and when due and payable, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders such Lender's Revolving Credit Pro Rata Share of such unpaid Current Letter of Credit Obligations. In addition, if any amount paid to the Agent on account of Current Letter of Credit Obligations is rescinded or required to be restored or turned over by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for the Borrower, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Revolving Credit Pro Rata Share of its portion of the Current Letter of Credit Obligations to be remitted to the Borrower.

                       Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section and promises to pay to the Agent's account on the same Business Day as demanded the amount of its Revolving Credit Pro Rata Share of the Current Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind. Any payment by a Lender hereunder shall in no way release, discharge or lessen the obligation of the Borrower to pay Current Letter of Credit Obligations to the Agent in accordance with the provisions of this Agreement.

                       The obligation of each of the Lenders to remit the amounts of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations for the account of the Agent pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Agent's alleged willful misconduct. Any claim any Lender may have against the Agent as a result of the Agent's alleged willful misconduct may be brought by such Lender in a separate action against the Agent but may not be used as a defense to payment under the provisions of this Section.

                       No failure of any Lender to remit the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations to the Agent pursuant to this Section shall affect the obligations of the Agent under any Letter of Credit, and if any Lender does not remit to the Agent the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations on the same day as demanded, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Agent and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Rate for each day from the date such amount shall be due and payable to the Agent until the date such amount shall have been paid in full to the Agent by such Lender.

        Section 2.3    INTEREST.

                       2.3.1  APPLICABLE INTEREST RATES.

                              (a) Each Loan shall bear interest until maturity
(whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate, as selected and specified by the Borrower in an Interest Rate Election Notice furnished to the Agent in accordance with the provisions of Section 2.3.2(e) (Selection of Interest Rates), or as otherwise determined in accordance with the provisions of this Section 2.3 (Interest), and as may be adjusted from time to time in accordance with the provisions of
Section 2.3.3 (Inability to Determine LIBOR Base Rate).

                              (b) Notwithstanding the foregoing, following the
occurrence and during the continuance of an Event of Default, at the option of the Agent, all Loan and other Obligations shall bear interest at the Post-Default Rate.

                              (c) With resect to the Revolving Loans, the
Applicable Margin for (i) LIBOR Loans shall be two (2%) per annum, and (ii) Base Rate Loans shall be one-quarter (.25%) per annum.

                              (d) Changes in the Applicable Margin shall be made
not more frequently than quarterly based on the Borrower's Pricing Ratio, determined by the Agent in the exercise of its sole and absolute discretion from the monthly reports required by Section 6.1.1(c)) (Monthly Statements and Certificates) commencing with the statements for the period ending October 3, 1998. The Applicable Margin shall vary depending upon the Borrower's Pricing Ratio, as follows:

-------------------------------------------------------------------------------
                                                          Applicable Margin for
                               Applicable Margin for       Base Rate Revolving
     Pricing Ratio             LIBOR Revolving Loans              Loans
-------------------------------------------------------------------------------
Greater than 1.0 to 1.0
but less than 1.15 to 1.0        225 basis points            50 basis points
-------------------------------------------------------------------------------
Greater than 1.15 to
1.0 but less than 1.6 to 1.0     200 basis points            25 basis points
-------------------------------------------------------------------------------
Greater than 1.6 to 1.0
but less than 2.0 to 1.0         175 basis points             0 basis points
-------------------------------------------------------------------------------
Greater than 2.0 to 1.0          150 basis points             0 basis points
-------------------------------------------------------------------------------

                       2.3.2  SELECTION OF INTEREST RATES.

                              (a)     The Borrower may select the initial
Applicable Interest Rate or Applicable Interest Rates to be charged on the Loan.

                              (b)     From time to time after the date of this
Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Agent in accordance with the provisions of
Section 2.3.1(c)(e), the Borrower may select an initial Applicable Interest Rate or Applicable Interest Rates for the Loan or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                              (c)     The Borrower's selection of an Applicable
Interest Rate and/or an Interest Period, the Borrower's election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                                      (i)    the Borrower shall not at any time
               select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date,

                                      (ii)   except as otherwise provided in
               Section 2.3.4 (Indemnity), no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day.

                                      (iii)  any Applicable Interest Rate change
               for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made,

                                      (iv)   no more than eight (8) different
               LIBOR Rates may be outstanding at any time and from time to time,

                                      (v)    the first day of each Interest
               Period shall be a Eurodollar Business Day,

                                      (vi)   as of the effective date of a
               selection, there shall not exist a Default or an Event of Default, and

                                      (vii)  the minimum principal amount of a
               LIBOR Loan shall be Five Hundred Thousand Dollars ($500,000).

                              (d)     If a request for an advance under the Loan
is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrower fails or is not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrower shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrower has selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                              (e)     The Lenders will not be obligated to make
advances of the Loan, to convert the Applicable Interest Rate on advances of the Loan to another Applicable Interest Rate, or to change Interest Periods, unless the Agent shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrower specifying the following information:

                                      (i)    the amount to be borrowed or
               converted,

                                      (ii)   a selection of the Base Rate or the
               LIBOR Rate,

                                      (iii)  the length of the Interest Period
               if the Applicable Interest Rate selected is the LIBOR Rate, and

                                      (iv)   the requested date on which such
               election is to be effective.

Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Agent not later than 1:30 p.m. (Baltimore City time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 1:30 p.m. (Baltimore City time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.

                       2.3.3  INABILITY TO DETERMINE LIBOR BASE RATE.

                       In the event that (a) the Agent shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a LIBOR Loan or (b) the Agent shall determine that the LIBOR Base Rate for any requested Interest Period with respect to a Loan the Borrower has requested to be made as or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Agent and/or any of the Lenders of funding or converting such Loan, the Agent shall give telephonic notice, followed by prompt written notice, or written notice of such determination to the Borrower at least one (1) Business Day prior to the proposed date for funding or converting such Loan. If such notice is given, any request for a LIBOR Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Agent, the Borrower will not request that any Loan be made as or converted to a LIBOR Loan.

                       2.3.4  INDEMNITY.

                       The Borrower agrees to indemnify and reimburse the Agent and each of the Lenders and to hold the Agent and each of the Lenders harmless from any loss, cost (including administrative costs) or expense which the Agent and/or any of the Lenders may sustain or incur as a consequence of (a) a default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrower to make, or convert the Applicable Interest Rate of, a Loan after the Borrower has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrower to make any prepayment of a LIBOR Loan after the Borrower has given notice of such intention to make such a prepayment, and/or (d) the making by the Borrower of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, calculated as provided in the following paragraph, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Agent and/or any of the Lenders to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained. This agreement and covenant of the Borrower shall survive termination or expiration of this Agreement and payment of the other Obligations.

                       Contemporaneously with any prepayment of principal of a LIBOR Loan on a date which is not the last date of the applicable Interest Period, a prepayment fee shall be due and payable to the Lenders in an amount equal to the PRODUCT of

               (A) the amount so prepaid

MULTIPLIED BY

               (B) THE DIFFERENCE (but not less than zero) of

                       (i) the constant maturity 360-day interest yield (as of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Lender, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period,

               MINUS

                       (ii) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period,

MULTIPLIED BY

               (C) THE QUOTIENT of

                       (y) the number of calendar days in the unexpired portion of the Interest Period, DIVIDED BY

                       (x) 360.

The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. Neither the Agent nor any of the Lenders shall be obligated or required to have actually reinvested the prepaid amount of the LIBOR Loan in any such Treasury obligation as a condition precedent to the Borrower's being obligated to pay a prepayment fee as outlined above. Neither the Agent nor any of the Lenders shall be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

                       2.3.5  PAYMENT OF INTEREST.

                              (a) Unpaid and accrued interest on any advance of
the Revolving Loan which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                              (b) Unpaid and accrued interest on any LIBOR Loan
shall be paid on the last Business Day of each Interest Period for such LIBOR Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment; and provided further, further that with respect to any LIBOR Loan for which the Interest Period is one hundred and eighty (180) days, unpaid and accrued interest shall be paid quarterly of the first day of each quarterly period during such Interest Period.

        Section 2.4    GENERAL FINANCING PROVISIONS.

                       2.4.1  COMMUNICATIONS AND INTER-COMPANY ADVANCES.

                              (a) Neither the Agent nor any of the Lenders
assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Agent and the Borrower, Foster Grant or Fantasma or the Agent and any of the Lenders in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement.

                              (b) Without implying any limitation on the joint
and several nature of the Obligations, the Lenders agree that, notwithstanding any other provision of this Agreement, the Obligors may create reasonable inter-company indebtedness between or among the Obligors with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. Each of the Obligors hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. None of the Borrower, Foster Grant and Fantasma shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security, even though any such Lien and security shall be part of the Collateral. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each of the Obligors under the Obligations (including, without limitation, Section 2.4.9 (Guaranty)) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other of the Obligors in respect of the Obligations) which, together with other amounts owing by the Obligors to the Agent and the Lenders under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

                       2.4.2  USE OF PROCEEDS OF THE LOAN.

                       The proceeds of the Loan shall be used by the Borrower for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Agent in writing. The Borrower understands and agrees that payment of management bonuses may not be paid with the proceeds of the Loan at any time following the occurrence and during the continuance of a Default or an Event of Default. The Borrower shall use the proceeds of the Loan promptly.

                       2.4.3  FIELD EXAMINATION FEES.

                       The Borrower shall cause to be paid to the Agent for the exclusive benefit of the Agent a field examination and loan administration fee (collectively, the "Field Examination Fees" and individually a "Field Examination Fee"), which Field Examination Fees shall be payable quarterly on the first day of each calendar quarter commencing on the first such date following the Closing Date, and continuing until the last such date prior to which all Obligations arising out of, or under, the Credit Facilities then outstanding have been paid in full. Each Field Examination Fee shall be in the amount equal to the sum of (a) Fifteen Thousand Dollars ($15,000), plus (b) all reasonable out-of-pocket expenses, if any, reasonably incurred by the Agent in connection with the conduct and review of the field examination conducted during such quarter. The Borrower agrees that it shall be required to pay a Field Examination Fee to the Agent for each quarterly period regardless of whether the Agent actually conducts a field examination during or with respect to such quarterly period, but that no additional fees for field examination (other than out-of-pocket expenses) or loan administration shall be payable by the Borrower.

                       2.4.4  COMPUTATION OF INTEREST AND FEES.

                       All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

                       2.4.5  PAYMENTS.

                       All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrower without setoff or counterclaim to the Agent (except as otherwise provided herein) at the Agent's office specified in Section 9.1 (Notices) in immediately available funds not later than 1:30 p.m. (Baltimore City Time) on the due date of such payment. All payments received by the Agent after such time shall be deemed to have been received by the Agent for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Agent until such payments are paid to the Agent in immediately available funds. Alternatively, at its discretion, the Agent may charge any deposit account of the Borrower at the Agent or any Affiliate of the Agent with all or any part of any amount due to the Agent and/or any of the Lenders under this Agreement or under any of the other Financing Documents to the extent that the Borrower shall have not otherwise tendered payment to the Agent. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Agent's Obligations, fourth to the then unpaid principal balance of the Agent's Obligations, fifth to any and all accrued and unpaid interest on the other Obligations, and then to the then unpaid principal balance of the other Obligations, all in such order and manner as shall be determined by Agent in its sole and absolute discretion.

                       2.4.6  LIENS; SETOFF.

                       The Borrower, Foster Grant and Fantasma hereby grant to the Agent and to the Lenders a continuing Lien for all of the Obligations (including, without limitation, the Agent's Obligations) upon any and all monies, Securities, and other personal property of the Borrower, Foster Grant and Fantasma and the proceeds thereof, now or hereafter held or received by or in transit to, the Agent, any of the Lenders, and/or any Affiliate of the Agent and/or any of the Lenders, from or for the Borrower, Foster Grant and Fantasma, and also upon any and all depository accounts (whether general or special) and credits of the Borrower, Foster Grant and Fantasma, if any, with the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders, at any time existing, excluding any depository accounts held by the Borrower, Foster Grant and Fantasma in their capacity as trustee for other Persons who are not one of them or Affiliates of one of them. Without implying any limitation on any other rights the Agent and/or the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Agent is hereby authorized by the Borrower, Foster Grant and

Fantasma at any time and from time to time, at the Agent's option, without notice to, or consent of, the Obligors, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations (including, without limitation, the Agent's Obligations) then outstanding, all in such order and manner as shall be determined by the Agent in its sole and absolute discretion.

                       2.4.7  REQUIREMENTS OF LAW.

                       In the event that any Lender shall have determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change in such Laws or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of the such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefor and a statement of the basis for such determination, the Borrower shall pay to such Lender ON DEMAND such additional amount or amounts in order to compensate such Lender or its controlling corporation for such reduction.

                       2.4.8  FUNDS TRANSFER SERVICES.

                              (a) The Borrower, Foster Grant and Fantasma have
requested that the Agent and its Affiliates make available to the Borrower, Foster Grant and Fantasma electronic funds transfer services and related security measures in connection with the Obligations. Each of the Borrower Foster Grant and Fantasma acknowledge that the Agent has made available to the Borrower, Foster Grant and Fantasma its Wire Transfer Procedures, a copy of which is attached to this Agreement as EXHIBIT "B" and which include a description of security procedures regarding funds transfers executed by the Agent or an Affiliate bank at the request of the Borrower, Foster Grant and Fantasma (the "Security Procedures"). The Borrower, Foster Grant and Fantasma and the Agent agree that the Security Procedures are commercially reasonable. Each Borrower, Foster Grant and Fantasma further acknowledges that the full scope of the Security Procedures which the Agent or such Affiliate bank offers and strongly recommends for funds transfers is available only if the Borrower, Foster Grant and Fantasma communicate directly with the Agent or such Affiliate bank as applicable in accordance with said procedures. If the Borrower, Foster Grant or Fantasma attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Agent or such Affiliate bank, as applicable, shall not be required to execute such instructions, but if the Agent or such Affiliate bank, as applicable, does so, the Borrower, Foster Grant and Fantasma will be deemed to have refused the Security Procedures that the Agent or such Affiliate bank as applicable offers and strongly recommends, and the Borrower, Foster Grant and Fantasma will be bound by any funds transfer, whether or not authorized, which is issued in any Borrower's, Foster Grant's or Fantasma's name and accepted by the Agent or such Affiliate bank, as applicable, in good faith. The Agent or such Affiliate bank, as applicable, may modify Wire Transfer Procedures including, without limitation, the Security Procedures at such time or times and in such manner as the Agent or such Affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Agent's or such Affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Wire Transfer procedures including, without limitation, the Security Procedures, each of the Borrower, Foster Grant and Fantasma agrees that the Security Procedures, as modified, are likewise commercially reasonable. Each of the Borrower, Foster Grant and Fantasma further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Agent nor any Affiliate of the Agent is responsible for detecting any error in payment order sent by any of the Borrower, Foster Grant and Fantasma to the Agent or any of the Lenders.

                              (b) The Agent or such Affiliate bank, as
applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable. However, the Agent or such Affiliate bank, as applicable, may use any means and routes that the Agent or such Affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Agent or such Affiliate bank, as applicable, is a member of the system, clearinghouse or arrangement and each of the Borrower, Foster Grant and Fantasma acknowledges that the Agent's or such Affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

                       2.4.9  GUARANTY.

                              (a)     Each of the Obligors hereby
unconditionally and irrevocably, guarantees to the Agent and the Lenders:

                                      (i)    the due and punctual payment in
        full (and not merely the collectibility) by the other Obligors of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

                                      (ii)   the due and punctual payment in
        full (and not merely the collectibility) by the other Obligors of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                                      (iii)  the due and punctual performance by
        the other Obligors of all of the other terms, covenants and conditions contained in the Financing Documents; and

                                      (iv)   all the other Obligations of the
        other Obligors.

                              (b)     The obligations and liabilities of each
Obligor as a guarantor under this Section 2.4.9 (Guaranty) shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Obligor in its capacity as a guarantor expressly agrees that the Agent and the Lenders may, in their sole and absolute discretion, without notice to or further assent of such Obligor and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Obligor as a guarantor hereunder:

                                      (i)    waive compliance with, or any
        defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                                      (ii)   modify, amend, change or terminate
        any provisions of any of the Financing Documents in accordance with the provisions of this Agreement including, without limitation, the agreements of necessary parties;

                                      (iii)  grant extensions or renewals of or
        with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

                                      (iv)   effect any release, subordination,
        compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                                      (v)    agree to the substitution,
        exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

                                      (vi)   make advances for the purpose of
        performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Obligors shall then be in default;

                                      (vii)  make future advances pursuant to
        the Financing Agreement or any of the other Financing Documents;

                                      (viii) assign, pledge, hypothecate or
        otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                                      (ix)   deal in all respects with the other
        Obligors as if this Section 2.4.9 were not in effect;




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

                                      (x)    effect any release, compromise or
        settlement with any of the other Obligors, whether in their capacity as a Obligor or as a guarantor under this Section 2.4.9, or any other guarantor; and

                                      (xi)   provide debtor-in-possession
        financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Obligors that any such financing and/or use would be part of the Obligations.

                              (c)     The obligations and liabilities of each
Obligor, as guarantor under this Section 2.4.9, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Obligor may have against any one or more of the other Obligors, the Agent, any one or more of the Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Agent or other Lenders of any remedies it may have against the Obligors with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Agent and the Lenders shall not be required to make any demand upon any of the Obligors, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Obligors or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Obligor under this Section 2.4.9, either in the same action, if any, brought against any one or more of the Obligors or in separate actions or proceedings, as often as the Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Obligors, any other guarantor or any Obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Obligors, in their respective capacities as Obligors and guarantors under this Section 2.4.9, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Obligor under this
Section 2.4.9 in any manner whatsoever, and this Section 2.4.9 shall remain and continue in full force and effect. It is the intent and purpose of this Section
2.4.9 that each Obligor shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Obligors agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.4.9, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Obligors, any other guarantor or any Obligor under any of the Financing Documents, that may result from any such proceedings.

                              (d)     Each Obligor, as guarantor under this
Section 2.4.9, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                                      (i)    presentment and demand for payment
        of the Obligations and protest of non-payment;




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

                                      (ii)   notice of acceptance of this
        Section 2.4.9 and of presentment, demand and protest thereof;

                                      (iii)  notice of any default hereunder or
        under the Notes or any of the other Financing Documents and notice of all indulgences;

                                      (iv)   notice of any increase in the
        amount of any portion of or all of the indebtedness guaranteed by this
        Section 2.4.9;

                                      (v)    demand for observance, performance
        or enforcement of any of the terms or provisions of this Section 2.4.9, the Notes or any of the other Financing Documents;

                                      (vi)   all errors and omissions in
        connection with the Lender's administration of all indebtedness guaranteed by this Section 2.4.9, except errors and omissions resulting from acts of bad faith;

                                      (vii)  any right or claim of right to
        cause a marshalling of the assets of any one or more of the other Obligors;

                                      (viii) any act or omission of the Agent or
        the Lenders which changes the scope of the risk as guarantor hereunder; and

                                      (ix)   all other notices and demands
        otherwise required by law which the Obligor may lawfully waive.

                              (e)     Within ten (10) days following any request
of the Agent so to do, each Obligor will furnish the Agent and the Lenders and such other persons as the Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.4.9.

                              (f)     Notwithstanding any provision contained
herein to the contrary, the maximum amount payable hereunder by each Guarantor shall at no time exceed the Maximum Amount of such Guarantor. Each Guarantor understands, agrees and confirms that the Agent and the Lenders may enforce this Section up to the full amount of the Obligations against each Guarantor (subject to the proviso in the preceding sentence) without proceeding against any other Guarantor or any security for the Obligations, or under any other guaranty covering all or a portion of the Obligations. All payments by each Guarantor under this Section shall be made on the same basis as payments by the Borrower under this Agreement.

                       2.4.10 NO NOVATION.

                       The Obligors acknowledge and agree that the Notes delivered on the date of this Agreement have been delivered in substitution for the Notes delivered under the terms of the Original Financing Agreement and that the execution and delivery of the Notes delivered on the date of this Agreement are not intended to and shall not cause a novation with respect to any or all of the Obligations.



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

        Section 2.5    SETTLEMENT AMONG LENDERS.

                       2.5.1  REVOLVING LOAN.

                       It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Revolving Credit Pro Rata Share of the aggregate outstanding principal amount of the Revolving Loan outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund the Revolving Loan made in accordance with the terms of this Agreement ratably in accordance with such Lender's Revolving Credit Pro Rata Share and each Lender's right to receive its ratable share of principal payments on the Revolving Loan in accordance with its Revolving Credit Pro Rata Share, the Lenders agree that in order to facilitate the administration of this Agreement and the Financing Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section 2.5.

                       2.5.2  SETTLEMENT PROCEDURES AS TO REVOLVING LOAN.

                              (a) IN GENERAL. To the extent and in the manner
hereinafter provided in this Section 2.5.2, settlement among the Lenders as to the Revolving Loan may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in 5.1.17 (Conditions to All Extensions of Credit) have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this Section 2.5.2 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.5.2 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Revolving Credit Pro Rata Share of the Revolving Loan outstanding.

                              (b) SELECTION OF SETTLEMENT DATES. If the Agent
elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Loan less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Baltimore City Time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                              (c) NON-RATABLE LOANS AND PAYMENTS. Between
Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrower out of NationsBank's own funds, the entire principal amount of any advance under the Revolving Loan requested or deemed requested pursuant to Section 2.1.2 (Procedure for Making Advances) (any such advance under the Revolving Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase


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

by NationsBank of a 100% participation in each other Lender's Revolving Credit Pro Rata Share of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Revolving Credit Pro Rata Share of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loan, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Revolving Credit Pro Rata Share of such payment, to be a purchase by each such other Lender of a participation in the advance under the Revolving Loan (including the repurchase of participations in Non-Ratable Loans) made by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Revolving Credit Pro Rata Share of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Revolving Credit Pro Rata Share of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                              (d) NET DECREASE IN OUTSTANDINGS. If on any
Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section
2.5.1 (Revolving Loan) is less than such Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                              (e) NET INCREASE IN OUTSTANDINGS. If on any
Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section
2.5.1 (Revolving Loan) exceeds such Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of NationsBank, any excess.

                              (f) NO CHANGE IN OUTSTANDINGS. If a Settlement
Report indicates that no advance under the Revolving Loan has been made during the period since the next preceding Settlement Date, then such Lender's Revolving Credit Pro Rata Share of any amounts received by the Agent but paid only to NationsBank shall be paid by NationsBank to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 2.5.1 (Revolving Loan) is exactly equal to such Lender's Revolving Credit Pro Rata Share of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's



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

Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings.

                              (g)     RETURN OF PAYMENTS. If any amounts
received by NationsBank in respect of the Obligations are later required to be returned or repaid by NationsBank to the Obligors or any other Obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the NationsBank's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                              (h)     PAYMENTS TO AGENT, LENDERS.

                                      (i)    Payment by any Lender to the Agent
               shall be made not later than 2:00 p.m. (Baltimore City Time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Baltimore City
               Time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 12:00 p.m. noon (Baltimore City Time), the Agent shall pay such funds to such Lender by 2:00 p.m. (Baltimore City Time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Baltimore City Time) on the first Business Day following the date of such demand.

                                      (ii)   If a Lender shall, at any time,
               fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                                      (iii)  With respect to the payment of any
               funds under this Section 2.5.2, whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

                       2.5.3  SETTLEMENT OF OTHER OBLIGATIONS.

                       All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, Fees


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

payable to the Lenders and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent not later than 11:00 a.m. (Baltimore City Time) on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 11:00 a.m. (Baltimore City Time) will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute Fees payable to the Lenders ratably to the Lenders based on each Lender's Revolving Credit Pro Rata Share and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

                       2.5.4  PRESUMPTION OF PAYMENT.

                              (a) Unless the Agent shall have received notice
from a Lender prior to 2:30 p.m. (Baltimore City Time) on the date of the requested date for the making of advances under the Revolving Loan that such Lender will not make available to the Agent, such Lender's Revolving Credit Pro Rata Share of the advances to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date in accordance with this Section 2.5, and the Agent, in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Lender.

                              (b) If and to the extent such Lender shall not
have so made available to the Agent its Revolving Credit Pro Rata Share of the advances under the Revolving Loan made on such date, and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Agent such corresponding amount, together with interest thereon, at the Federal Funds Rate, for each day from the date such corresponding amount shall have been so available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent. Such Lender shall not be entitled to payment of any interest which accrues on the amount made available by the Agent to the Borrower for the account of such Lender until such time as such Lender reimburses the Agent for such amount, together with interest thereon, as provided in this Section 2.5.4.

                              (c) A certificate of the Agent submitted to any
Lender with respect to any amounts owing to the Agent by such Lender under this
Section 2.5 shall be conclusive and binding on such Lender, absent manifest error.

                              (d) Unless the Agent shall have received notice
from the Borrower prior to the date on which any payment is due to the Agent that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date


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

such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

                                   ARTICLE III
                                 THE COLLATERAL

        Section 3.1    DEBT AND OBLIGATIONS SECURED.

        All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all Agent's Obligations, and (b) the performance, compliance with and observance by the the Borrower, Foster Grant and Fantasma of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations. The security interest and Lien of each Lender in such property shall rank equally in priority with the interest of each other Lender, but the security interest and Lien of the Agent with respect to the Agent's Obligations shall be superior and paramount to the security interest and Lien of the Lenders.

        Section 3.2    GRANT OF LIENS.

        Each of the Borrower, Foster Grant and Fantasma hereby assigns, pledges and grants to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, and agrees that the Agent and the Lenders shall have a perfected and continuing security interest in, and Lien on, (a) all of the Borrower's, Foster Grant's and Fantasma's Accounts, Inventory, Chattel Paper and Instruments, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all rights of access to all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing. Each of the Borrower, Foster Grant and Fantasma further agrees that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

        Section 3.3    COLLATERAL DISCLOSURE LIST.

        On or prior to the Closing Date, the Borrower, Foster Grant and Fantasma shall deliver to the Agent a list (the "Collateral Disclosure List") which shall contain such information with respect to each of the Borrower's, Foster Grant's and Fantasma's business and real and personal property as the Agent may reasonably require and shall be certified by a Responsible Officer of each of the Borrower, Foster Grant and Fantasma as applicable, all in the form provided to the Borrower by the Agent. Promptly after demand by the Agent, the Borrower, Foster Grant or


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

Fantasma, as appropriate, shall furnish to the Agent an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Agent.

        Section 3.4    INVENTORY AND RECEIVABLES.

        The Borrower, Foster Grant or Fantasma acknowledge and agree that it is the intention of the parties to this Agreement that the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, shall have a first priority, perfected Lien, in form and substance satisfactory to the Agent and its counsel, on all of the Borrower's, Foster Grant's and Fantasma's Inventory and Receivables of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

                       3.4.1  CHATTEL PAPER, PROMISSORY NOTES, ETC.

                              (a) On the Closing Date and without implying any
limitation on the scope of Section 3.2 (Grant of Liens), each of the Borrower, Foster Grant and Fantasma shall deliver to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, all originals of all of the Borrower's, Foster Grant's and Fantasma's Chattel Paper and Instruments and, if the Agent so requires, shall execute and deliver a separate pledge, assignment and security agreement in form and content acceptable to the Agent, which pledge, assignment and security agreement shall assign, pledge and grant a Lien to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations on all of each of the Borrower's, Foster Grant's and Fantasma's Chattel Paper and Instruments.

                              (b) In the event that any of the Borrower, Foster
Grant or Fantasma shall acquire after the Closing Date any Chattel Paper or Instruments, the Borrower, Foster Grant and Fantasma, as applicable, shall promptly so notify the Agent and deliver the originals of all of the foregoing to the Agent promptly and in any event within ten (10) days of each acquisition.

                              (c) All Chattel Paper and Instruments shall be
delivered to the Agent endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Agent may reasonably require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers and/or notices as the Agent may require.

                       3.4.2  TRADEMARKS.

                              On the Closing Date, the Borrower, Foster Grant
and Fantasma shall execute and deliver all Financing Documents and take all actions requested in good faith by the Agent in order to perfect a first priority assignment of Trademarks, including, without limitation, any Trademarks acquired by Foster Grant from BEC which assignment shall limit the Agent's rights thereunder to non-exclusive use of the Trademarks in the disposition of Inventory to which such Trademarks are attached.



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

        Section 3.5    RECORD SEARCHES.

        As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrower, Foster Grant and Fantasma pursuant to this Section, the Agent shall have received, in form and substance satisfactory in good faith to the Agent, such Lien or record searches with respect to all of the Borrower, Foster Grant and Fantasma and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Agent may approve.

        Section 3.6    COSTS.

        The Borrower, Foster Grant and Fantasma agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Agent and/or any of the Lenders in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                              (a) customary fees and expenses incurred by the
Agent and/or any of the Lenders in preparing the Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing any of the Financing Documents, including, any amendments and supplements thereto);

                              (b) all filing and/or recording taxes or fees;

                              (c) all costs of Lien and record searches;

                              (d) reasonable attorneys' fees in connection with
all legal opinions required; and

                              (e) all related costs, fees and expenses.

        Section 3.7    RELEASE.

        Upon the payment and performance of all Obligations of the Borrower, Foster Grant and Fantasma and all obligations and liabilities of each other Person, other than the Agent and the Lenders, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit and all Outstanding Letter of Credit Obligations, upon the Borrower's request and at the Borrower's sole cost and expense, the Agent shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Agent and/or any of the Lenders to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Agent to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.



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

        Section 3.8    INCONSISTENT PROVISIONS.

        In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        Section 4.1    REPRESENTATIONS AND WARRANTIES.

        Each of the Borrower, Foster Grant and Fantasma, for themselves and for each other, represent and warrant to the Agent and the Lenders, as follows:

                       4.1.1  OWNERSHIP INTERESTS.

                       None of the Borrower, Foster Grant or Fantasma has any ownership interest, legal, beneficial or otherwise, in any other Person except as listed on the Collateral Disclosure List furnished to the Agent or before the Closing Date, which correctly indicates the nature and amount of all ownership interests held by any of them in any other Person.

                       4.1.2  GOOD STANDING.

                              (a) The Borrower (i) is a corporation duly formed
and existing under the laws of the state in which it is formed, (ii) has the corporate power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect.

                              (b) Foster Grant (i) is a limited partnership duly
formed, and existing under the laws of the state in which it is formed, (ii) has the limited partnership power to own its property and to carry on its business as now being conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect.

                              (c) Fantasma (i) is a limited liability company
duly formed and existing and the laws of the state in which it is formed, (ii) has the power and authority to own its property and to carry on its business as not being conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure to do so would not have a Material Adverse Effect.

                       4.1.3  POWER AND AUTHORITY.

                       Each of the Borrower, Foster Grant and Fantasma has full the requisite corporate power or partnership authority, as appropriate, and authority to execute and deliver this Agreement and the other Financing Documents, to make the borrowings and request Letters of



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Credit under this Agreement, and to incur and perform the Obligations under this
Agreement and the other Financing Documents, all of which have been duly authorized by all proper and necessary corporate or partnership action, as appropriate. No consent or approval of shareholders, partners, members or any creditors of any of the Borrower, Foster Grant and Fantasma, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any of the Borrower, Foster Grant and Fantasma, is required as a condition to the execution, delivery, validity or enforceability of this Agreement and the other Financing Documents, the performance by any of the Borrower, Foster Grant and Fantasma of the Obligations, or if required the same has been duly obtained.

                       4.1.4  BINDING AGREEMENTS.

                       This Agreement and the other Financing Documents executed and delivered by the Borrower, Foster Grant or Fantasma have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower, Foster Grant or Fantasma and are fully enforceable against each of the Borrower, Foster Grant or Fantasma in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                       4.1.5  NO CONFLICTS.

                       Except as set forth in SCHEDULE 4.1.5, neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents, the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any of the Borrower's, Foster Grant's or Fantasma's charter, bylaws, operating agreements or partnership agreement, (b) any existing material mortgage, indenture, contract or agreement binding on any of the Borrower, Foster Grant or Fantasma or affecting its property, or (c) any Laws.

                       4.1.6  NO DEFAULTS, VIOLATIONS.

                              (a) No Default or Event of Default has occurred
and is continuing.

                              (b) None of the Borrower, Foster Grant or Fantasma
is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of any of the Borrower, Foster Grant or Fantasma, or which could materially adversely affect the ability of any of the Borrower, Foster Grant or Fantasma to perform its obligations under this Agreement or the other Financing Documents, to which any of the Borrower, Foster Grant or Fantasma is a party.

                       4.1.7  COMPLIANCE WITH LAWS.

                       None of the Borrower, Foster Grant or Fantasma is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to


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environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any of the Borrower, Foster Grant or Fantasma or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of any of the Borrower, Foster Grant or Fantasma.

                       4.1.8  MARGIN STOCK.

                       None of the proceeds of the Loan will be used, directly or indirectly, by any of the Borrower, Foster Grant or Fantasma or any other Affiliate of any of the Borrower, Foster Grant or Fantasma for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

                       4.1.9  INVESTMENT COMPANY ACT; MARGIN SECURITIES.

                       None of the Borrower, Foster Grant or Fantasma is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrower, Foster Grant or Fantasma is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part
221), of the Board of Governors of the Federal Reserve System.

                       4.1.10 LITIGATION.

                       Except as otherwise disclosed on Schedule 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as any of the Borrower, Foster Grant or Fantasma knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any of the Borrower, Foster Grant or Fantasma, would have a Material Adverse Effect.

                       4.1.11 FINANCIAL CONDITION.

                       The audited consolidated and consolidating financial statements of the Borrower dated December 31, 1997, are complete and correct in all material respects and fairly present the financial position of the Borrower on a consolidated basis as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any of the Borrower, Foster Grant or Fantasma as of the date of such financial statements


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

required by GAAP to be reflected therein that are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of any of the Borrower, Foster Grant or Fantasma since the date of such financial statements and to the Borrower's, Foster Grant's and Fantasma's knowledge no such material adverse change is pending or threatened. None of the Borrower, Foster Grant or Fantasma has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements and except for the guaranty of the Senior Notes by Foster Grant and Fantasma.

                       4.1.12 FULL DISCLOSURE.

                       The financial statements referred to in Section 4.1.11 (Financial Condition), the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any of the Borrower, Foster Grant or Fantasma in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any of the Borrower, Foster Grant or Fantasma which it has not disclosed to the Agent and the Lenders in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or which the Borrower, Foster Grant or Fantasma believe will materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of any of the Borrower, Foster Grant or Fantasma.

                       4.1.13 INDEBTEDNESS FOR BORROWED MONEY.

                       Except for the Obligations and the Senior Notes and except as set forth in SCHEDULE 4.1.13 attached to and made a part of this Agreement, none of the Borrower, Foster Grant or Fantasma have any Indebtedness for Borrowed Money. The Agent has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in SCHEDULE 4.1.13, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                       4.1.14 TAXES.

                       Except for Taxes for which the failure to pay has not resulted in an Event of Default under this Agreement or for which the failure to pay would otherwise not have a Material Adverse Effect, each of the Borrower, Foster Grant and Fantasma has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrower, Foster Grant and Fantasma, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower, Foster Grant or Fantasma, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrower, Foster Grant and Fantasma were as of the date of unaudited financial statements referred to in
Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Borrower and its


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

Subsidiaries. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any of the Borrower, Foster Grant or Fantasma for Taxes in excess of those already paid which would have a Material Adverse Effect or otherwise constitute an Event of Default.

                       4.1.15 ERISA.

                       With respect to any "pension plan" as defined in SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by any Obligor and/or by any commonly controlled entity: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived;
(b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) no Obligor nor any commonly controlled entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multi-employer Plan; (e) no Obligor nor any commonly controlled entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which an Obligor or any commonly controlled entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by any Obligor or any commonly controlled entity that such a Multi-employer Plan will be placed in "reorganization".

                       4.1.16 TITLE TO PROPERTIES.

                       The Borrower, Foster Grant or Fantasma have good and marketable title (fee, leasehold or otherwise) to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition). The Borrower, Foster Grant or Fantasma have legal, enforceable and uncontested rights to use freely such property and assets, including, without limitation, rights to use Trademarks owned by BEC and licensed to the Borrower in accordance with the terms of such license. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrower, Foster Grant or Fantasma and not, by way of example only, as part of a bulk sale.

                       4.1.17 PATENTS, TRADEMARKS, ETC.

                       Each of the Borrower, Foster Grant or Fantasma owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.11 (Financial Condition).

                       4.1.18 EMPLOYEE RELATIONS.

                       Except as disclosed on SCHEDULE 4.1.18 attached hereto and made a part hereof, (a) no Obligor nor any of the Obligor's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the



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employees of any Obligor and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Obligor,
(c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower, Foster Grant and Fantasma after due inquiry, threatened between any of them and its employees, and (d) none of Borrower, Foster Grant or Fantasma is subject to any material employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of any one or more of the Borrower, Foster Grant or Fantasma have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any one or more of the Borrower, Foster Grant or Fantasma or for which any claim may be made against an Obligor, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued in accordance with GAAP as a liability on its books. The consummation of the transactions contemplated by this Agreement or any of the other Financing Documents will not, give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Obligor is a party or by which it is bound.

                       4.1.19 PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS
                              MATERIALS CONTAMINATION.

                       To the best of each of the Borrower's, Foster Grant's or Fantasma's knowledge, except as disclosed on SCHEDULE 4.1.19 attached hereto and made a part hereof, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of any of the Borrower, Foster Grant or Fantasma or for which any of the Borrower, Foster Grant or Fantasma is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by of the Borrower, Foster Grant or Fantasma in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any of the Borrower, Foster Grant or Fantasma or for which any of the Borrower, Foster Grant or Fantasma has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                       4.1.20 PERFECTION AND PRIORITY OF COLLATERAL.

                       The Agent and the Lenders have, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on SCHEDULE 4.1.20.

                       4.1.21 PLACES OF BUSINESS AND LOCATION OF COLLATERAL.

                       The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each of the Borrower, Foster Grant or Fantasma, (b) any and each other place of business of each of the Borrower, Foster Grant or Fantasma, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located.



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                       4.1.22 BUSINESS NAMES AND ADDRESSES.

                       Except as disclosed in SCHEDULE 4.1.22 attached hereto and made a part hereof, in the five (5) years preceding the date hereof, none of the Borrower, Foster Grant or Fantasma has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction, other than those disclosed on the Collateral Disclosure List.

                       4.1.23 INVENTORY.

                       The Inventory of the Borrower, Foster Grant and Fantasma is (a) of good and merchantable quality, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by any of the Borrower, Foster Grant or Fantasma are consigned to or held on sale or return terms by that Person.

                       4.1.24 ACCOUNTS.

                       With respect to all Accounts and to the best of the Borrower's, Foster Grant's and Fantasma's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Agent for the benefit of itself and the Lenders); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective books and records of the Borrower, Foster Grant or Fantasma, with respect thereto are actually and absolutely owing to that entity and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by that entity in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Agent by the Borrower, Foster Grant or Fantasma; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Agent and the Lenders by this Agreement and Permitted Liens.

                       4.1.25 COMPLIANCE WITH ELIGIBILITY STANDARDS.

                       Each Account and all Inventory included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables and Eligible Inventory. With respect to those Accounts which the Agent has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any of the Borrower, Foster Grant or Fantasma which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.



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                       4.1.26 ORIGINAL FINANCING AGREEMENT.

                       No Default or Event of Default (including, without limitation, those with respect to representations and warranties) existed under the Original Financing Agreement or under any of the other Financing Documents immediately before the execution and delivery of this Agreement.

                       4.1.27 YEAR 2000.

                       The Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such of the Borrower, Foster Grant or Fantasma or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably expected to have a Material Adverse Effect.

        Section 4.2    SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.

        All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loan, the issuance of any Letter of Credit, and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section
4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Agent and the Lenders pursuant to Section
6.1.1 (Financial Statements).

                                    ARTICLE V
                              CONDITIONS PRECEDENT

        Section 5.1 CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT.

        The making of the initial advance under the Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:



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

                       5.1.1 ORGANIZATIONAL DOCUMENTS - BORROWER, FOSTER GRANT AND FANTASMA.

                       The Agent shall have received for each of Borrower, Foster Grant and Fantasma, as applicable:

                              (a)     a certificate of good standing certified
by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation or formation of the Borrower, Foster Grant and Fantasma, as appropriate;

                              (b)     a certified copy from the appropriate
Governmental Authority under which Foster Grant is organized, of Foster Grant's recorded limited partnership certificate and all recorded amendments thereto;

                              (c)     a certificate of qualification to do
business for the Borrower, Foster Grant and Fantasma certified by the Secretary of State or other Governmental Authority of each state in which each such entity conducts business;

                              (d)     a certificate dated as of the Closing Date
by the Secretary or an Assistant Secretary of the Borrower covering:

                                      (i)    true and complete copies of the
               Borrower's corporate charter, bylaws, and all amendments thereto;

                                      (ii)   true and complete copies of the
               resolutions of its Board of Directors authorizing (i) the execution, delivery and performance of the Financing Documents to which it is a party, (ii) the borrowings hereunder, and (iii) the granting of the Liens contemplated by this Agreement and the Financing Documents to which the Borrower is a party;

                                      (iii)  the incumbency, authority and
               signatures of the officers of the Borrower authorized to sign this Agreement and the other Financing Documents to which the Borrower is a party; and

                                      (iv)   the identity of the Borrower's
               current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

                              (e)     a certificate of the partners (both
general and limited) of Foster Grant, dated as of the Closing Date:

                                      (i)    stating that attached to the
               certificate is a true and complete copy of Foster Grant's Partnership Agreement, with all amendments, modifications, restatements, substitutions, extensions and renewals thereto;




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                                      (ii)   authorizing (A) the execution,
               delivery and performance of the Financing Documents to which Foster Grant, is a party, (B) any and all Obligations, (C) the granting of the Liens contemplated by this Agreement and the Security Documents to which Foster Grant is a party, and (D) any and all other actions or agreements taken with respect to the Obligations or the Collateral by any general partner of Foster Grant at any time;

                                      (iii)  setting forth the identity and
               signatures of the general partners of Foster Grant and of other Responsible Officers then authorized to sign this Agreement and the other Financing Documents and the Security Documents to which Foster Grant is a party; and

                                      (iv)   identifying Foster Grant's current
               partners and other equity holders, as well as their respective percentage ownership interests.

                              (f)     a certificate of the Secretary of
Fantasma, dated as of the Closing Date:

                                      (i)    stating that attached to the
               certificate is a true and complete copy of Fantasma's Operating Agreement, with all amendments, modifications, restatements, substitutions, extensions and renewals thereto;

                                      (ii)   authorizing (A) the execution,
               delivery and performance of the Financing Documents to which Fantasma, is a party, (B) any and all Obligations, (C) the granting of the Liens contemplated by this Agreement and the Security Documents to which Fantasma is a party, and (D) any and all other actions or agreements taken with respect to the Obligations or the Collateral by the members of Fantasma at any time;

                                      (iii)  setting forth the identity and
               signatures of the members of Fantasma and of other Responsible Officers then authorized to sign this Agreement and the other Financing Documents and the Security Documents to which Fantasma is a party; and

                                      (iv)   identifying Fantasma's current
               members, as well as their respective percentage ownership interests.

                       5.1.2  OPINION OF OBLIGORS' COUNSEL.

                       The Agent shall have received the favorable opinion of counsel for the Obligors addressed to the Agent and the Lenders in form satisfactory to the Agent.

                       5.1.3  ORGANIZATIONAL DOCUMENTS - CORPORATE GUARANTORS.

                       The Agent shall have received for each Corporate
Guarantor:



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

                              (a)     a certificate of good standing certified
by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for such Corporate Guarantor;

                              (b)     a certificate of qualification to do
business certified by the Secretary of State or other Governmental Authority of each state in which such Corporate Guarantor conducts business; and

                              (c)     a certificate dated as of the Closing Date
by the Secretary or an Assistant Secretary of such Corporate Guarantor covering:

                                      (i)    true and complete copies of such
               Corporate Guarantor's corporate charter, bylaws, and all amendments thereto;

                                      (ii)   true and complete copies of the
               resolutions of the Board of Directors of such Corporate Guarantor authorizing the execution, delivery and performance of the Financing Documents to which such Corporate Guarantor is a party and the granting of the Liens contemplated by any of the Financing Documents to which such Corporate Guarantor is a party;

                                      (iii)  the incumbency, authority and
               signatures of the officers of such Corporate Guarantor authorized to sign the Corporate Guaranty and all other Financing Documents to which such Corporate Guarantor is a party; and

                                      (iv)   the identity of such Corporate
               Guarantor's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

                       5.1.4  CONSENTS, LICENSES, APPROVALS, ETC.

                       Except as set forth in SCHEDULE 5.1.4, the Agent shall have received copies of all material consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

                       5.1.5  NOTES.

                       The Agent shall have received for delivery to each of the Lenders the Revolving Credit Notes, each conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and attested by a duly authorized representative of the Borrower.

                       5.1.6  FINANCING DOCUMENTS AND COLLATERAL.



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

                       Each Obligor shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments and related Collateral and all opinions, and other documents contemplated by ARTICLE III (The Collateral).

                       5.1.7  OTHER FINANCING DOCUMENTS.

                       In addition to the Financing Documents to be delivered by the Obligors, the Agent shall have received the Financing Documents duly executed and delivered by Persons other than the Obligors.

                       5.1.8  OTHER DOCUMENTS, ETC.

                       The Agent shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Agent.

                       5.1.9  PAYMENT OF FEES.

                       The Agent and the Lenders shall have received payment of any Fees due on or before the Closing Date.

                       5.1.10 COLLATERAL DISCLOSURE LIST.

                       Each of the Borrower, Foster Grant and Fantasma shall have delivered the Collateral Disclosure List required under the provisions of
Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of the Borrower, Foster Grant or Fantasma, as appropriate.

                       5.1.11 RECORDINGS AND FILINGS.

                       The Borrower, Foster Grant and Fantasma and such other Persons, as appropriate, shall have: (a) executed and delivered all Financing Documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Agent and the Lenders, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Agent may reasonably require that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                       5.1.12 INSURANCE CERTIFICATE.

                       The Agent shall have received an insurance certificate in accordance with the provisions of Section 6.1.7 (Insurance) and Section 6.1.18 (Insurance With Respect to Equipment and Inventory).

                       5.1.13 LANDLORD'S WAIVERS.

                       Except as otherwise agreed by the Agent, the Agent shall have received a landlord's waiver from each landlord of each and every business premise leased by each of the




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

Borrower, Foster Grant and Fantasma and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Agent and its counsel in their sole and absolute discretion.

                       5.1.14 BAILEE ACKNOWLEDGEMENTS.

                       The Agent shall have received an agreement acknowledging the Liens of the Agent and the Lenders from each bailee, warehouseman, consignee or similar third party which has possession of any of the Collateral, which agreements must be reasonably acceptable to the Agent and its counsel in their sole and absolute discretion.

                       5.1.15 FIELD EXAMINATION.

                       The Agent shall have completed a field examination and audit of each of the Borrower's, Foster Grant's and Fantasma's business, operations and income, the results of which field examination and audit shall be in all respects acceptable to the Agent in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

                       5.1.16 CREDIT INSURANCE.

                       The Agent shall have received a copy of all agreements related to the credit insurance covered by the Assignment of Credit Insurance, all of which shall be in form and content satisfactory to the Agent, together with the fully executed duplicate originals of the Assignment of Credit Insurance.

                       5.1.17 SENIOR NOTES.

                       The Agent shall have received a certificate signed by a Responsible Officer, certifying to the Agent and the Lenders that the Borrower
(a) has received the proceeds of sale of the Senior Notes, in accordance with, and pursuant to, the terms and conditions of the Senior Note Documents, and has applied the same to such purposes as has been previously disclosed to the Agent and the Lenders, and (b) has delivered to the Agent and the Lenders a true and correct photocopy of all Senior Note Documents.

        Section 5.2    CONDITIONS TO ALL EXTENSIONS OF CREDIT.

        The making of all advances under the Loan and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Agent and its counsel:

                       5.2.1  COMPLIANCE.

                       Each of the Borrower, Foster Grant or Fantasma shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                       5.2.2  BORROWING BASE.

                       The Borrower, Foster Grant and Fantasma shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no



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

Borrowing Base Deficiency, and as evidence thereof, the Borrower, Foster Grant and Fantasma shall have furnished to the Agent such reports, schedules, certificates, records and other papers as may be requested by the Agent, and the Borrower, Foster Grant and Fantasma shall be in compliance with the provisions this Agreement both immediately before and immediately after the making of the advance requested.

                       5.2.3  DEFAULT.

                       There shall exist no Event of Default or Default hereunder.

                       5.2.4  REPRESENTATIONS AND WARRANTIES.

                       The representations and warranties of each of the Borrower, Foster Grant and Fantasma contained among the provisions of this Agreement shall be true in all material respects and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Agent pursuant to Section 6.1.1 (Financial Statements).

                       5.2.5  MATERIAL ADVERSE CHANGE.

                       No material adverse change shall have occurred in the condition (financial or otherwise), operations or business of any of the Borrower, Foster Grant and Fantasma that would, in the good faith judgment of the Agent, materially impair the ability of that entity to pay or perform any of the Obligations.

                       5.2.6  LEGAL MATTERS.

                       All legal documents incident to each advance under the Loan and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Agent.**

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

        Section 6.1    AFFIRMATIVE COVENANTS.

        So long as any of the Obligations (or any the Commitments therefor) shall be outstanding hereunder, the Borrower agrees with the Agent and the Lenders as follows:

                       6.1.1  FINANCIAL STATEMENTS.

                       The Borrower shall furnish to the Agent and the Lenders:

                              (a) ANNUAL STATEMENTS AND CERTIFICATES. The
Borrower shall furnish to the Agent and the Lenders as soon as available, but in no event no later one hundred twenty (120) days after the close of each fiscal year of the Borrower thereafter, (i) a copy of the annual consolidated and consolidating financial statement in reasonable detail satisfactory to the


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

Agent relating to the Borrower and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Agent, which financial statement shall include a balance sheet as of the end of such fiscal year and statements of income, cash flows and changes in equity for such fiscal year and
(ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT "C", as may be amended by the Agent from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no material change has occurred to the information contained in the Collateral Disclosure List (except as set forth in a schedule attached to the certification), each prepared by a Responsible Officer of the Borrower in a format acceptable to the Agent. The Borrower shall furnish to the Agent and the Lenders as soon as available, but in no event later than June 30 of each calendar year, a management letter for the then preceding fiscal year in the form prepared by the Borrower's independent certified public accountants.

                              (b)     ANNUAL OPINION OF ACCOUNTANT. The Borrower
shall furnish to the Agent and the Lenders as soon as available, but in no event more than one hundred twenty (120) days after the close of the Borrower's fiscal year, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Borrower stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                              (c)     MONTHLY STATEMENTS AND CERTIFICATES. The
Borrower shall furnish to the Agent and the Lenders as soon as available, but in no event more than thirty (30) days after the close of each fiscal month of the Borrower consolidated and consolidating balance sheets of the Borrower as of the close of such period, income, cash flows and changes in equity statements for such period (which statements shall be preliminary for the month of December and shall be followed by final statements no later than (60) days after the close of such month), and a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, all as prepared and certified by a Responsible Officer of the Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                              (d)     MONTHLY REPORTS. The Borrower shall
furnish, or cause to be furnished, to the Agent and the Lenders within fifteen
(15) Business Days after the end of each fiscal month, a report containing the following information for each of the Borrower, Foster Grant and Fantasma:

                                      (i)    a detailed aging schedule of all
               Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Agent may from time to time reasonably request;

                                      (ii)   a detailed aging of all accounts
               payable by supplier, in such detail, and accompanied by such supporting information, as the Agent may from time to time reasonably request;


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

                                      (iii)  a listing of all Inventory by
               component, category and location, in such detail, and accompanied by such supporting information as the Agent may from time to time reasonably request; and

                                      (iv)   such other information as the Agent
               may reasonably request.

                              (e)     ANNUAL BUDGET AND PROJECTIONS. The
Borrower shall furnish to the Agent and the Lenders (i) as soon as available, but in no event later than the 10th day before the end of each fiscal year a budget and pro forma financial statements on a month-to-month basis for the following fiscal year, and (ii) as soon as available, but in no event later than March 31 of each year, three year projections.

                              (f)     CONSOLIDATING SCHEDULES. The Borrower
shall furnish or cause to be furnished to the Agent and the Lenders as soon as available, but in no event later than September 15 of each calendar year, copies of all tax returns filed by the Borrower on a consolidated basis.

                              (g)     ADDITIONAL REPORTS AND INFORMATION. The
Borrower shall furnish to the Agent and the Lenders promptly, such additional information, reports or statements as the Agent may from time to time reasonably request with respect to the Borrower and its Subsidiaries.

                              (h)     CERTAIN INFORMATION FURNISHED TO TRUSTEE.
The Borrower will furnish to the Agent and the Lenders, at the same time sent to the Trustee, at least one (l) copy of all financial statements, reports, and other information sent by the Borrower to the holders of the Senior Notes and the Trustee pursuant to Section 4.03 (a) of the Indenture as in effect on the Closing Date.

                       6.1.2 RECORDKEEPING, RIGHTS OF INSPECTION, FIELD EXAMINATION, ETC.

                              (a)     Each of the Borrower, Foster Grant and
Fantasma shall maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                              (b)     Each of the Borrower, Foster Grant and
Fantasma shall permit authorized representatives of the Agent, who may be accompanied by the Lenders at their own expense, to visit and inspect the properties of any of the Borrower, Foster Grant or Fantasma, to review, audit, check and inspect the Collateral at any time with reasonable notice prior to the occurrence of a Default or Event of Default or without notice following and during the continuance of a Default or an Event of Default, to review, audit, check and inspect any of the Borrower's, Foster Grant's and Fantasma's other books of record at any time with reasonable notice prior to the occurrence of a Default or Event of Default or without notice following and during the continuance of a Default or an Event of Default and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of any of Borrower, Foster Grant and Fantasma, with the officers, directors, employees and other representatives of any or all of the



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

Borrower, Foster Grant and Fantasma and its or their accountants, all at such times during normal business hours and other reasonable times and as often as the Agent may reasonably request.

                              (c)     Without implying any limitation on
subsection (b) above, through and including the period ending December 31, 1997, the Borrower, Foster Grant and Fantasma shall permit authorized representatives of the Agent to conduct a quarterly appraisal of each such entity's Inventory, all at such times during normal business hours as may be reasonably requested by the Agent.

                              (d)     Each of the Borrower, Foster Grant and
Fantasma hereby irrevocably authorizes and directs all accountants and auditors employed by any of the Borrower, Foster Grant or Fantasma at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Agent copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any of Borrower, Foster Grant or Fantasma in the accountant's or auditor's possession, and to disclose to the Agent any information they may have concerning the financial status and business operations of any of the Borrower, Foster Grant or Fantasma; provided, however, that the Agent agrees that any and all such accountants and/or auditors shall first be given a reasonable opportunity to consult with the Borrower, Foster Grant and Fantasma prior to responding to any request from the Agent, and provided further that the accountants may decline to provide information which accountants generally may not provide to third parties even if so directed by their clients. Further, each of the Borrower, Foster Grant and Fantasma hereby authorizes all Governmental Authorities to furnish to the Agent copies of reports or examinations relating to any of the Borrower, Foster Grant and Fantasma, whether made by the Borrower, Foster Grant or Fantasma or otherwise.

                              (e)     Any and all costs and expenses reasonably
incurred by, or on behalf of, the Agent in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Agent upon demand. The Borrower, Foster Grant and Fantasma acknowledge and agree that such reasonable expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Agent's employees and agents reasonably incurred in, and when, travelling to any of the Borrower's, Foster Grant's or Fantasma's facilities.

                       6.1.3  EXISTENCE.

                       Each of the Borrower, Foster Grant and Fantasma shall maintain its corporate, partnership or limited liability existence, as appropriate, in good standing in the jurisdiction in which it is organized or incorporated, as appropriate, and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a Material Adverse Effect.

                       6.1.4  COMPLIANCE WITH LAWS.

                       Each of the Borrower, Foster Grant and Fantasma shall comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a Material Adverse Effect.


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

                       6.1.5  PRESERVATION OF PROPERTIES.

                       Each of the Borrower, Foster Grant and Fantasma will at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in reasonably satisfactory operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in reasonably satisfactory operating condition, working order and repair, except to the extent the same is the subject of a Permitted Asset Disposition, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

                       6.1.6  LINE OF BUSINESS.

                       The Borrower will continue to engage substantially only in the business of distributing and selling personal and fashion accessories including, but not limited to, jewelry, sunglasses, reading glasses, key chains, small leather goods, handbags and watches and clocks. Foster Grant will continue to engage substantially only in the business of distributing and selling sunglasses, reading glasses, watches, clocks, accessories and related consumer goods.

                       6.1.7  INSURANCE.

                              (a)     Each of the Borrower, Foster Grant and
Fantasma will at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrower, Foster Grant and Fantasma will keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Agent shall reasonably determine from time to time.

                              (b)     Each of the Borrower, Foster Grant and
Fantasma shall deliver to the Agent on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrower, Foster Grant and Fantasma, as applicable, containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Agent, the Borrower, Foster Grant and Fantasma will obtain such additional insurance as the Agent may reasonably request.

                       6.1.8  TAXES.

                       Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrower, Foster Grant and Fantasma will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Agent agrees that the failure of any of Borrower, Foster Grant or Fantasma to pay and discharge Taxes in an amount not greater than Fifty Thousand Dollars ($50,000), individually or in the aggregate, shall not constitute a violation of this Section 6.1.8. Each of the Borrower, Foster Grant and Fantasma shall furnish to the Agent at such times as the Agent may require proof reasonably satisfactory to the Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrower, Foster Grant and Fantasma from wages and salaries of employees and amounts contributed by any of the Borrower, Foster Grant and Fantasma on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                       6.1.9  ERISA.

                       Each of the Borrower, Foster Grant and Fantasma will, and will cause each of its Affiliates which is a Corporate Guarantor to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. Upon the Agent's request, the Borrower, Foster Grant and Fantasma will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

                       6.1.10 NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE DEVELOPMENTS.

                       Each of the Borrower, Foster Grant and Fantasma shall promptly notify the Agent upon obtaining knowledge of the occurrence of:

                              (a) any Event of Default;

                              (b) any Default;

                              (c) any litigation instituted or threatened
against any of the Borrower, Foster Grant or Fantasma and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrower, Foster Grant or Fantasma where the claims against any of the Borrower, Foster Grant or Fantasma exceed One Million Dollars ($1,000,000) and are not covered by insurance;

                              (d) any event, development or circumstance whereby
the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower and its Subsidiaries;

                              (e) any judicial, administrative or arbitral
proceeding pending against any of the Borrower, Foster Grant and Fantasma and any judicial or administrative proceeding known by any of the Borrower, Foster Grant and Fantasma to be threatened against any of the Borrower, Foster Grant and Fantasma which, if adversely decided, could have a Material Adverse Effect;

                              (f) the receipt by any of the Borrower, Foster
Grant and Fantasma of any notice, claim or demand from any Governmental Authority which alleges that



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

any of the Borrower, Foster Grant and Fantasma is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; provided that any such violation would constitute a Material Adverse Effect; and

                              (g) any other development in the business or
affairs of any of the Borrower, Foster Grant and Fantasma which may have a Material Adverse Effect; in each case describing in detail reasonably satisfactory to the Agent the nature thereof and the action the Borrower, Foster Grant and Fantasma propose to take with respect thereto.

                       6.1.11 HAZARDOUS MATERIALS; CONTAMINATION.

                       Each of the Borrower, Foster Grant and Fantasma agree to:

                              (a) give notice to the Agent immediately upon
acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any of the Borrower, Foster Grant and Fantasma or for which any of the Borrower, Foster Grant and Fantasma is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of Borrower's, Foster Grant's and Fantasma's line of business expressly described in this Agreement), with a full description thereof;

                              (b) promptly comply with any Laws requiring the
removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance;

                              (c) provide the Agent, within thirty (30) days
after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any of the Borrower, Foster Grant and Fantasma or for which any of the Borrower, Foster Grant and Fantasma is, or is claimed to be, responsible; and

                              (d) as part of the Obligations, defend, indemnify
and hold harmless the Agent, each of the Lenders and each of their respective agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any of the Borrower, Foster Grant and Fantasma for which any of the Borrower, Foster Grant and Fantasma is, or is claimed to be, responsible. Each of the Borrower, Foster Grant and Fantasma acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.



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

                       6.1.12 DISCLOSURE OF SIGNIFICANT TRANSACTIONS.

                       Each of the Borrower, Foster Grant and Fantasma shall deliver to the Agent a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets (other than displays sold in the ordinary course of business), which exceeds Five Hundred Thousand Dollars ($500,000.00), said notices to be delivered to the Agent within thirty
(30) days of the occurrence of each such transaction.

                       6.1.13 FINANCIAL COVENANTS.

                              (a) FIXED CHARGE COVERAGE RATIO. The Borrower and
its Subsidiaries on a consolidated basis will maintain, tested on the last Business Day of each of the Borrower's fiscal quarters beginning on the last Business Day of the fiscal quarter ending closest to December 31, 1998, for the four (4) quarter period ending on such date, a Fixed Charge Coverage Ratio of not less than the following:

          --------------------------------------------------------
          FISCAL QUARTER ENDING CLOSEST TO:               RATIO
          --------------------------------------------------------
          December 31, 1998 through and                1.00 to 1.0
          including September 30, 1999
          --------------------------------------------------------
          December 31, 1999 through and                1.20 to 1.0
          including September 30, 2000
          --------------------------------------------------------
          December 31, 2000 through and                1.25 to 1.0
          including September 30, 2001
          --------------------------------------------------------
          December 31, 2001 through and                1.30 to 1.0
          including September 30, 2002
          --------------------------------------------------------
          December 31, 2002 through and                1.35 to 1.0
          including September 30, 2003
          --------------------------------------------------------
          December 31, 2003 and thereafter             1.40 to 1.0
          --------------------------------------------------------

                              (b) LEVERAGE RATIO. The Borrower and its
Subsidiaries on a consolidated basis will at all times maintain, tested as of the last Business Day of each of Borrower's fiscal quarters beginning with the fiscal quarter ending closest to December 31, 1998, as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on such date, a ratio of Funded Debt to EBITDA so that it is not more than the following:

         ---------------------------------------------------------
         FISCAL QUARTER ENDING CLOSEST TO:                RATIO
         ---------------------------------------------------------
         December 31, 1998 through and                 6.20 to 1.0
         including September 30, 1999
         ---------------------------------------------------------
         December 31, 1999 through and                 3.50 to 1.0
         including September 30, 2000
         ---------------------------------------------------------
         December 31, 2000 through and                 3.25 to 1.0
         including September 30, 2001
         ---------------------------------------------------------
         December 31, 2001 through and                 3.00 to 1.0
         including September 30, 2002
         ---------------------------------------------------------
         December 31, 2002 through and                 2.75 to 1.0
         including September 30, 2003
         ---------------------------------------------------------
         December 31, 2003 and thereafter              2.50 to 1.0
         (applicable if the Revolving Credit
         Termination Date has not sooner
         occurred)
         ---------------------------------------------------------

                              (c) EBITDA. The Borrower and its Subsidiaries on a
consolidated basis will maintain, tested on the last Business Day of each of the Borrower's fiscal quarters beginning on the last Business Day of the fiscal quarter ending closest to December 31, 1998 for the four (4) quarter period ending on such date, EBITDA of not less than the following:

         =========================================================
         FISCAL QUARTER ENDING CLOSEST TO:                AMOUNT
         ---------------------------------------------------------
                 December 31, 1998                     $13,250,000
         ---------------------------------------------------------
                   March 31, 1999                      $24,750,000
         ---------------------------------------------------------
                   June 30, 1999                       $27,000,000
         ---------------------------------------------------------
                 September 30, 1999                    $29,250,000
         ---------------------------------------------------------
                 December 31, 1999                     $31,500,000
         ---------------------------------------------------------
                     Thereafter                        $34,000,000
         ---------------------------------------------------------

                       6.1.14 COLLECTION OF RECEIVABLES.

                       Until such time that the Agent shall notify the Borrower, Foster Grant and Fantasma of the revocation of such privilege, the Borrower, Foster Grant and Fantasma shall at their own expense have the privilege for the account of, and in trust for, the Agent and the Lenders of collecting their Receivables and receiving in respect thereto all Items of Payment and



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

shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Agent may request or in the absence of such request, as each of the Borrower, Foster Grant and Fantasma may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Agent may, at its option, at any time or from time to time after and during the continuance of a Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrower, Foster Grant and Fantasma by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrower, Foster Grant and Fantasma. The Agent shall not have any duty to, and the Borrower, Foster Grant and Fantasma hereby release the Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Agent shall be entitled at any time and from time to time to confirm and verify Receivables.

                       6.1.15 ASSIGNMENTS OF RECEIVABLES.

                       Each of the Borrower, Foster Grant and Fantasma will promptly, upon request, execute and deliver to the Agent written assignments, in form and content acceptable to the Agent, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Agent and/or the Lenders whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrower, Foster Grant and Fantasma agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Agent or the Lenders any obligation or liability of any of the Borrower, Foster Grant and Fantasma with respect to that which is assigned and the Borrower, Foster Grant and Fantasma hereby agree jointly and severally to indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Agent and/or any of the Lenders by virtue of the assignment of and Lien on any of the Borrower's, Foster Grant's or Fantasma's rights, title and interest in, to, and under the Collateral.

                       6.1.16 GOVERNMENT ACCOUNTS.

                       The Borrower, Foster Grant and Fantasma will immediately notify the Agent if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, as appropriate, execute any Instruments and take any steps required by the Agent in order that all moneys due and to become due under such contracts shall be assigned to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent



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with respect to the Agent's Obligations, and notice thereof given to the
Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

                       6.1.17 INVENTORY.

                       With respect to the Inventory, the Borrower, Foster Grant and Fantasma will: (a) as soon as possible upon demand by the Agent from time to time, prepare and deliver to the Agent designations of Inventory specifying the Borrower's, Foster Grant's or Fantasma's standard cost, which generally represents average cost, of Inventory, and such other matters and information relating to the Inventory as the Agent may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, consistent with past practices, the Borrower's, Foster Grant's or Fantasma's cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Agent upon demand for inspection and copying thereof; (c) except for Inventory located with freight forwarders in the ordinary course of shipment, not store any Inventory with a bailee, warehouseman or similar Person without the Agent's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Agent of warehouse receipts, in form acceptable to the Agent, in the name of the Agent evidencing the storage of Inventory and the interests of the Agent and the Lenders therein; and (d) permit the Agent and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during the Borrower's, Foster Grant's or Fantasma's usual business hours or at other reasonable times, provided that, absent an Event of Default, the Agent shall take reasonable steps not to interfere with the conduct of the Borrower's, Foster Grant's or Fantasma's business except to the extent reasonably necessary to complete the Agent's activities. The Borrower, Foster Grant and Fantasma shall be permitted to sell their Inventory in the ordinary course of business until the occurrence of a Default or an Event of Default.

                       6.1.18 INSURANCE WITH RESPECT TO AND INVENTORY.

                       The Borrower, Foster Grant and Fantasma will (a) maintain hazard insurance with fire and extended coverage and naming the Agent as an additional insured with loss payable to the Agent as its respective interest may appear on the Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Agent at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrower, Foster Grant and Fantasma shall affect the right of the Agent to recover under such policy in the event of loss or damage;
(b) file with the Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request.



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                       6.1.19 CREDIT INSURANCE.

                       The Borrower and Foster Grant shall at all times maintain, subject to the Lien of the Assignment of Credit Insurance, credit insurance with a responsible insurer on insurance terms and other terms substantially no less favorable than that credit insurance covered by the Assignment of Credit Insurance on the date of this Agreement. No later than thirty (30) days after the date of this Agreement, Fantasma shall obtain for its accounts, and thereafter shall at all times maintain, subject to the Lien of the Assignment of Credit Insurance, credit insurance with a responsible insurer on insurance terms and other terms substantially no less favorable than the Borrower's and Foster Grant's credit insurance covered by the Assignment of Credit Insurance on the date of this Agreement.

                       6.1.20 MAINTENANCE OF THE COLLATERAL.

                              (a) The Borrower, Foster Grant and Fantasma will
maintain the Collateral in satisfactory order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof.

                              (b) The Agent, or an agent designated by the
Agent, shall be permitted to enter the premises of each of the Borrower, Foster Grant and Fantasma and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. Absent an Event of Default, the Agent shall take reasonable steps not to interfere with the conduct of the Borrower's, Foster Grant's or Fantasma's business except to the extent reasonably necessary to complete the Agent's activities.

                              (c) The Agent shall not have any duty to, and the
Borrower, Foster Grant and Fantasma hereby release the Agent and the Lenders from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

                       6.1.21 DEFENSE OF TITLE AND FURTHER ASSURANCES.

                       At their expense, the Borrower, Foster Grant and Fantasma will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Agent may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrower, Foster Grant and Fantasma will from time to time do whatever the Agent may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrower, Foster Grant and Fantasma will take any and all steps and observe such formalities as the Agent may require, in order to create and maintain a valid Lien upon, pledge of, or security interest in, the Collateral, subject to the Permitted Liens. The Borrower, Foster Grant and Fantasma shall pay to the Agent on demand all taxes, costs and expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument. To the



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extent that the proceeds of any of the Accounts or Receivables of the Borrower,
Foster Grant or Fantasma are expected to become subject to the control of, or in the possession of, a party other than the Borrower, Foster Grant or Fantasma or the Agent, the Borrower, Foster Grant and Fantasma shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Agent and as may be necessary to evidence and/or perfect the security interest of the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, in those proceeds. The Borrower, Foster Grant and Fantasma agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each of the Borrower, Foster Grant and Fantasma hereby irrevocably appoints the Agent as the Borrower's, Foster Grant's and Fantasma's attorney-in-fact, with power of substitution, in the name of the Agent or in the name of the Borrower, Foster Grant and Fantasma or otherwise, for the use and benefit of the Agent for itself and the Lenders, but at the cost and expense of the Borrower, Foster Grant and Fantasma and without notice to the Borrower, Foster Grant and Fantasma, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant to the foregoing provisions of this Section 6.1.21.

                       6.1.22 BUSINESS NAMES; LOCATIONS.

                       Each of the Borrower, Foster Grant and Fantasma will notify the Agent not less than thirty (30) days prior to (a) any change in the name under which the Borrower, Foster Grant or Fantasma conducts its business,
(b) any change of the location of the chief executive office of the applicable party, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

                       6.1.23 SUBSEQUENT OPINION OF COUNSEL AS TO RECORDING REQUIREMENTS.

                       In the event that any of the Borrower, Foster Grant and Fantasma shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Agent's request the Borrower, Foster Grant or Fantasma, as applicable, will provide to the Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower, Foster Grant or Fantasma, as applicable, have complied to maintain the Lien and security interest in favor of the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, in the Collateral.

                       6.1.24 USE OF PREMISES AND EQUIPMENT.

                       The Borrower, Foster Grant and Fantasma agree that until the Obligations are fully paid and all of the Commitments and the Letters of Credit have been terminated or have expired, the Agent (a) after and during the continuance of a Default or an Event of Default, may use any of the Borrower's, Foster Grant's and Fantasma's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may



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proceed over and through any of the Borrower's, Foster Grant's and Fantasma's owned or leased property.

                       6.1.25 PROTECTION OF COLLATERAL.

                       The Borrower, Foster Grant and Fantasma agree that the Agent may at any time following an Event of Default take such steps as the Agent deems reasonably necessary to protect the interest of the Agent and the Lenders in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Agent deems appropriate, may employ and maintain at any of the Borrower's, Foster Grant's and Fantasma's premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Agent and the Lenders in the Collateral and may lease warehouse facilities to which the Agent may move all or any part of the Collateral to the extent commercially reasonable. The Borrower, Foster Grant and Fantasma agree to cooperate fully with the Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may reasonably direct. All of the Agent's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall part of the Enforcement Costs.

        Section 6.2    NEGATIVE COVENANTS.

        So long as any of the Obligations or the Commitments or Letters of Credit therefor shall be outstanding hereunder, the Borrower, Foster Grant and Fantasma agree with the Agent and the Lenders that without the prior written consent of the Agent:

                       6.2.1 CAPITAL STRUCTURE, MERGER, ACQUISITION OR SALE OF ASSETS.

                              (a) None of the Borrower, Foster Grant and
Fantasma will enter into any merger or consolidation or amalgamation (other than with another Obligor or Subsidiary), or windup or dissolve themselves (or suffer any liquidation or dissolution) or enter into an Asset Disposition (except for Permitted Asset Dispositions) or acquire all or substantially all the assets of any Person (except for Permitted Acquisitions). Any consent of the Agent to an Asset Disposition (other than a Permitted Asset Disposition) may be conditioned on a specified use of the proceeds of disposition.

                              (b) Notwithstanding the provisions of subsection
(a) above, the Lenders agree that the Borrower may acquire all or a portion of the member interest of Fantasma, or other ownership interests of a Subsidiary, not owned by the Borrower.

                              (c) Notwithstanding the provisions of subsection
(a) above, the Lenders agreement to mergers, consolidations, reorganizations and restructurings, and other circumstances permitted by Section 6.2.1(a), by and among the Borrower, the other Obligors and/or Subsidiaries, shall be conditioned upon the following: (i) the Lenders are given at least fifteen (15) days prior written notice of any such proposed merger, consolidation, reorganization and restructuring and such information with respect to such transaction as may be reasonably requested by any of the Lenders, (ii) the merger, consolidation, reorganization and/or restructuring would not otherwise constitute or give rise to a Default or an Event of Default, (iii)



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the Borrower shall furnish such information as any of the Lenders may request to reconcile any actual changes to the then most current financial statements of the Borrower available to the Lenders and any actual and projected changes to financial covenants under this Agreement and to the financial condition and operations of the Borrower, Foster Grant and Fantasma and each other member of the AAi Group affected by any such merger, consolidation, reorganization or restructuring, (iv) that the Lien of the Agent and the Lenders in the Collateral shall continue without impairment, (v) each Obligor, and each successor to any Obligor shall execute and deliver to the Agent any and all such confirmations, ratifications, affirmations and such other agreements as the Agent may reasonably request to confirm, reaffirm, preserve, ratify or validate the Obligations and/or to preserve, maintain, protect or perfect any and all Liens of the Agent and the Lenders, and (vi) the Agent shall be satisfied that the closing and consummation of the proposed transaction will not have a Material Adverse Effect.

                       6.2.2  SUBSIDIARIES.

                       None of the Borrower, Foster Grant and Fantasma will create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List, except (a) to the extent necessary to close and consummate any merger, consolidation, reorganization, restructuring or other circumstances permitted under the provisions of Section 6.2.1 (Capital Structure, etc.) or (b) where upon such creation or acquisition all Accounts, Inventory, Chattel Paper, Instruments, rights to non-exclusive use of Trademarks in the disposition of the Inventory to which such Trademarks are attached and any real property and fixtures acquired are pledged to the Lenders.

                       6.2.3  ISSUANCE OF STOCK.

                       None of the Obligors other than the Borrower, as appropriate, will issue, or grant any option or right to purchase, any of its capital stock, limited liability membership interest or partnership interests, except to the extent necessary to close and consummate any merger, consolidation, reorganization, restructuring, or other circumstances permitted under the provisions of Section 6.2.1 (Capital Structure, etc.) and except for the issuance or transfer of stock or interests such that the Borrower owns (directly or indirectly) no less than fifty one percent (51%) of all such stock or interests. The Borrower will not issue or grant any option or right to purchase, any Disqualified Stock (as defined in the Indenture).

                       6.2.4 PURCHASE OR REDEMPTION OF SECURITIES, DISTRIBUTION RESTRICTIONS; PAYMENT OF INDEBTEDNESS FOR BORROWED MONEY.

                       Except as permitted in Section 6.2.1 (Capital Structure, etc.), Foster Grant will neither make any distribution by reduction of capital or otherwise in respect of, any partnership or other equity interests in Foster Grant nor set aside any funds for any such purpose, except for Permitted Affiliate Distributions made at a time when there is no Event of Default. Except for Permitted Affiliate Distributions made at a time when there is no Event of Default, the Borrower, will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other



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retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock, or any warrants, make any distribution to stockholders or set aside any funds for any such purpose, except to the extent necessary to close and consummate a merger, consolidation, reorganization, restructuring or other circumstances permitted by the provisions of Section 6.2.1 (Capital Structure, etc.). In addition, the Borrower shall not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations (except through the issuance of Exchange Notes for its Senior Notes and except for Permitted Senior Note Purchases). Notwithstanding the foregoing, and provided there shall exist no Default or Event of Default, the Borrower may distribute to certain of its shareholders an amount sufficient to cover that shareholder's actual tax liability due and payable as a result of income of the Borrower that is attributed to such shareholder as a result of the Borrower having been an S corporation under the Internal Revenue Code.

                       6.2.5  INDEBTEDNESS.

                       None of the Borrower, Foster Grant and Fantasma will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, except:

                              (a) the Obligations;

                              (b) accounts payable arising in the ordinary
course;

                              (c) Indebtedness secured by Permitted Liens;

                              (d) intercompany debt among the Borrower and its
Subsidiaries incurred in the ordinary course of business and not otherwise prohibited by this Agreement and intercompany loans among the Borrower and its Subsidiaries;

                              (e) the Senior Notes and any Subordinated
Indebtedness;

                              (f) Indebtedness of the Obligors existing on the
date hereof and reflected on the financial statements furnished pursuant to
Section 4.1.11 (Financial Condition);

                              (g) endorsement of negotiable instruments for
deposit or collection or similar transactions in the ordinary course of business;

                              (h) other Indebtedness in the aggregate not to
exceed $5,000,000; and

                              (i) Indebtedness incurred in connection with
Permitted Acquisitions.

                       6.2.6  INVESTMENTS, LOANS AND OTHER TRANSACTIONS.

                       Except for the Permitted Uses and except for Permitted Senior Note Purchases, investments of one Obligor in another Obligor, and as otherwise provided in this Agreement, none of the Borrower, Foster Grant and Fantasma will (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with their business


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and treated as a Fixed or Capital Asset of any Obligor) or any Person, whether by stock purchase, capital contribution, acquisition of Indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person (other than another Obligor), or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                                      (i)    loans existing on the date of this
               Agreement and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Agent;

                                      (ii)   loans made to officers or employees
               under 401(k) and other qualified pension plans;

                                      (iii)  any advance to an officer or
               employee of any of the Borrower, Foster Grant and Fantasma for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Borrower, Foster Grant and Fantasma (taken as a whole) outstanding at any time shall not exceed One Hundred Thousand Dollars ($100,000);

                                      (iv)   the endorsement of negotiable
               instruments for deposit or collection or similar transactions in the ordinary course of business;

                                      (v)    any investment in Cash Equivalents,
               which are pledged to the Agent, for the ratable benefit of the Lenders and for the benefit of the Agent with respect to the Agent's Obligations, as collateral and security for the Obligations;

                                      (vi)   trade credit extended to customers
               in the ordinary course of business;

                                      (vii)  indebtedness permitted under
               Section 6.2.5 (Indebtedness);

                                      (viii) loans to shareholders partners and
               limited liability company members evidencing Permitted Affiliate Distributions;

                                      (ix)   Permitted Acquisitions; and

                                      (x)    acquisitions of investments in
               connection with the bankruptcy or reorganization of customers and suppliers.

                       6.2.7  CAPITAL EXPENDITURES.

                       The Borrower, Foster Grant and Fantasma will not, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures (excluding, however, any Buybacks otherwise included as a Capital Expenditure) in




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the aggregate for the Borrower, Foster Grant and Fantasma (taken as a whole) in any fiscal year exceeding $10,000,000, except the purchase and sale/leaseback of the Headquarter's Property.

                       6.2.8  SUBORDINATED INDEBTEDNESS.

                       None of the Borrower, Foster Grant and Fantasma will make:

                              (a) any payment of principal of, or interest on,
any of the Subordinated Indebtedness, if a Default or an Event of Default then exists hereunder or would result from such payment;

                              (b) any payment of the principal or interest due
on the Subordinated Indebtedness as a result of acceleration thereunder or a mandatory prepayment thereunder;

                              (c) any amendment or modification of or supplement
to the documents evidencing or securing the Subordinated Indebtedness that would accelerate payments, increase the principal amount or increase the interest rate or other amounts payable thereunder; and

                              (d) payment of principal or interest on the
Subordinated Indebtedness other than when due (without giving effect to any acceleration of maturity or mandatory prepayment) except that the Borrower may offset the amount of any sums payable under the Subordinated Indebtedness against amounts owed by the holders of the Subordinated Indebtedness.

                       6.2.9  LIENS.

                       Each of the Borrower, Foster Grant and Fantasma agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

                       6.2.10 TRANSACTIONS WITH AFFILIATES.

                       None of the Borrower, Foster Grant and Fantasma will enter into or participate in any transaction including, without limitation, leases of real property (a) with any Affiliate (other than another Obligor), except as permitted in Section 6.2.6 (Investments, etc.) and except in the ordinary course on reasonable and arm's length basis and which does not otherwise violate the provisions of this Agreement or the other Financing Documents, or (b) except in the ordinary course of business, with the officers, directors, employees and other representatives of



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any of the Borrower, Foster Grant and Fantasma, (c) except Permitted Uses, or
(d) existing real estate leases.

                       6.2.11 OTHER BUSINESSES.

                       None of the Borrower, Foster Grant and Fantasma will engage directly or indirectly in any substantial respect in any business other than the Line of Business.

                       6.2.12 ERISA COMPLIANCE.

                       None of the Borrower, Foster Grant and Fantasma nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a Lien on the property of any of the Borrower, Foster Grant and Fantasma pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan. The Borrower, Foster Grant and Fantasma will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of any of the Borrower, Foster Grant and Fantasma and/or any of their Affiliates which is a Guarantor, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of any of the Borrower, Foster Grant and Fantasma and/or any of their Affiliates which is a guarantor to the PBGC.

                       6.2.13 PROHIBITION ON HAZARDOUS MATERIALS.

                       None of the Borrower, Foster Grant and Fantasma shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any of the Borrower, Foster Grant and Fantasma or for which any of the Borrower, Foster Grant and Fantasma is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of the Borrower's, Foster Grant's and Fantasma's business expressly described in this Agreement.

                       6.2.14 METHOD OF ACCOUNTING; FISCAL YEAR.

                              (a) The Borrower shall not change the method of
accounting employed in the preparation of any financial statements furnished to the Agent under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP or unless prior thereto the Borrower has given the Agent no less than sixty (60) days prior written notice thereof and the Borrower's, certified public accountants shall confirm the changes are in accordance with GAAP, shall furnish such information as the Agent may request to reconcile to the good faith satisfaction of the Agent the changes with the Borrower's, prior financial statements, with the Borrowing Base, and with the financial and other covenants under this Agreement, and the Agent and the Borrower shall have entered into an agreement acknowledging the same.



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                              (b) The Borrower, Foster Grant and Fantasma will
not change their fiscal year from a year ending on the last Saturday of the calendar year closest to December 31st.

                       6.2.15 COMPENSATION.

                       None of the Borrower, Foster Grant and Fantasma will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders, partners or members of any of the Borrower, Foster Grant and Fantasma or any Affiliate of any of them, other than Permitted Affiliate Distributions and reasonable compensation for actual services rendered by partners, stockholders or Affiliates in their capacity as officers or employees, except for reasonable compensation in transactions not prohibited by Section
6.2.10 (Transactions with Affiliates) and obligations under existing agreements that have been previously disclosed to the Agent and the Lenders..

                       6.2.16 TRANSFER OF COLLATERAL.

                       None of the Borrower, Foster Grant and Fantasma will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral, except to a place where the Agent has previously perfected the security interest of the Agent and the Lenders in the Collateral by filing of financing statements.

                       6.2.17 SALE AND LEASEBACK.

                       None of the Borrower, Foster Grant and Fantasma will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred; provided, however, the sale/leaseback of the Headquarter's Property is specifically permitted.

                       6.2.18 DISPOSITION OF COLLATERAL.

                       None of the Borrower, Foster Grant and Fantasma will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, Permitted Asset Dispositions, other dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory (including, without limitation, the liquidation of slow moving and obsolete Inventory) in the ordinary course of business.

                                   ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES

        Section 7.1    EVENTS OF DEFAULT.

        The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:



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                       7.1.1  FAILURE TO PAY.

                       The failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents, and, except in the case of the failure make any payment of principal and in the case of the failure to pay any Obligation at its maturity (whether by acceleration or otherwise), such failure continues uncured for a period of five (5) days;

                       7.1.2  BREACH OF REPRESENTATIONS AND WARRANTIES.

                       Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrower, Foster Grant and Fantasma), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                       7.1.3  FAILURE TO COMPLY WITH COVENANTS.

                       The failure of the Borrower, Foster Grant and Fantasma to perform, observe or comply with any covenant, condition or agreement contained in this Agreement and, only with respect to a failure under Sections 6.1.1(a) (Recordkeeping), 6.1.3 (Existence), Section 6.1.4 (Compliance with Laws),
Section 6.1.5 (Preservation of Properties), Section 6.1.7(a) (Insurance),
Section 6.1.8 (Taxes) which does not relate to Taxes due or claimed to be due in excess of $50,000 in the aggregate, Section 6.1.9 (ERISA), Section 6.1.7(a) (Inventory), Section 6.1.18(a) (Insurance with Respect to Equipment and Inventory) or Section 6.1.20(a) (Maintenance of the Collateral), if the Borrower, Foster Grant and Fantasma after discovering such failure, fail to diligently and continuously pursue the cure of such failure or such failure continues uncured thirty (30) days after discovery.

                       7.1.4 DEFAULT UNDER OTHER FINANCING DOCUMENTS OR OBLIGATIONS.

                       A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                       7.1.5  RECEIVER; BANKRUPTCY.

                       Any of the Obligors or any general partner of any of the Obligors shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or
(f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of ninety (90) days, or (g) by any act indicate its



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consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Obligor's, or any general partner's business or the use or disposition of a material portion of any Obligor's, or any general partner's assets.

                       7.1.6  INVOLUNTARY BANKRUPTCY, ETC.

                       (a) An order for relief shall be entered in any involuntary case brought against any Obligor or any general partner of any Obligor under the Bankruptcy Code, or (b) any such case shall be commenced against any Obligor or any general partner of any Obligor and shall not be dismissed within ninety (90) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Obligor or any general partner of any Obligor (i) adjudicating any Obligor or any general partner of any Obligor bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Obligor or any general partners of any Obligor, or of a material portion of any Obligor's or any general partner's of any Obligor's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Obligor's or any general partner of any Obligor's business or the use or disposition of a material portion of any Obligor's or any general partner of any Obligor's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                       7.1.7  JUDGMENT.

                       Unless adequately insured in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than One Million Dollars ($1,000,000) against any Obligor or any general partner of any Obligor, and the failure by such Obligor or general partner to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                       7.1.8  EXECUTION; ATTACHMENT.

                       Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within forty-five (45) days after the same shall have been levied.

                       7.1.9  DEFAULT UNDER OTHER BORROWINGS.

                       Default shall be made with respect to any Indebtedness for Borrowed Money of any of the Obligors (other than the Loan) in excess of $1,000,000 in the aggregate, if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                       7.1.10 CHALLENGE TO AGREEMENTS.

                       Any Obligor or any general partner of any Obligor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its




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intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                       7.1.11 CHANGE IN OWNERSHIP.

                       Any change shall occur in the ownership of any of Foster Grant or Fantasma, except as otherwise permitted by the provisions of Section
6.2.1 (Capital Structure, etc.), and except the acquisition of stock or other ownership interests of Subsidiaries by the Borrower, Foster Grant or Fantasma.

                       7.1.12 LIQUIDATION, TERMINATION, DISSOLUTION, CHANGE IN MANAGEMENT, ETC.

                       Any of the Borrower, Foster Grant or Fantasma shall liquidate, dissolve or terminate its existence except as permitted by 6.2.1 (Capital Structure, etc.) or as a result of the acquisition of stock or other ownership interests of Subsidiaries by the Borrower, Foster Grant or Fantasma.

        Section 7.2    REMEDIES.

        Upon the occurrence of any Default or Event of Default, and in the event such Default or Event of Default is not cured or otherwise remedied to the satisfaction of the Requisite Lenders on or before such date the Agent exercises any rights or remedies, the Agent may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Lenders of the Lenders, at any time thereafter exercise any one or more of the following rights, powers or remedies:

                       7.2.1  ACCELERATION.

                       The Agent may, and shall, at the direction of the Requisite Lenders, declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Obligors hereby waive.

                       7.2.2  FURTHER ADVANCES.

                       The Agent may, and shall, at the direction of the Requisite Lenders, from time to time without notice to the Obligors suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitment, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitments, the Letter of Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become



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due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Obligors.

                       7.2.3  UNIFORM COMMERCIAL CODE.

                       The Agent shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Agent, the Borrower, Foster Grant and Fantasma shall assemble the Collateral and make it available to the Agent, at a place designated by the Agent. The Agent or its agents may without notice from time to time enter upon any of the Borrower's, Foster Grant's or Fantasma's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

                       Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent in the manner set forth in 0 (Notices), or such other address of the Obligors which may from time to time be shown on the Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Obligors. The Agent may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Agent to give any notice not required by applicable Laws.

                       If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower, Foster Grant and Fantasma agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                       7.2.4  SPECIFIC RIGHTS WITH REGARD TO COLLATERAL.

                       In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may (but shall be under no obligation to), without notice to any of the Borrower, Foster Grant and Fantasma, and each of the Borrower, Foster Grant and Fantasma hereby irrevocably appoints the Agent as its attorney-in-fact, with power of substitution, in the name of the Agent and/or any or all of the Lenders and/or in the name of any or all of the Borrower, Foster Grant and Fantasma or otherwise, for the use and benefit of the Agent and the Lenders, but at the cost and expense of the Borrower, Foster Grant and Fantasma and without notice to the Borrower, Foster Grant and Fantasma:

                              (a) request any Account Debtor obligated on any of
the Accounts to make payments thereon directly to the Agent, with the Agent taking control of the cash and non-cash proceeds thereof;

                              (b) compromise, extend or renew any of the
Collateral or deal with the same as it may deem advisable;




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                              (c) make exchanges, substitutions or surrenders of
all or any part of the Collateral;

                              (d) copy, transcribe, or remove from any place of
business of any of the Borrower, Foster Grant and Fantasma all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent or the Lenders, make such use of any of the Borrower's, Foster Grant's or Fantasma's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                              (e) repair, alter or supply goods if necessary to
fulfill in whole or in part the purchase order of any Account Debtor;

                              (f) demand, collect, receipt for and give
renewals, extensions, discharges and releases of any of the Collateral;

                              (g) institute and prosecute legal and equitable
proceedings to enforce collection of, or realize upon, any of the Collateral;

                              (h) settle, renew, extend, compromise, compound,
exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                              (i) endorse or sign the name of any of the
Borrower, Foster Grant and Fantasma upon any Items of Payment, certificates of title, Instruments, Securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in Bankruptcy against an Account Debtor;

                              (j) notify the Post Office authorities to change
the address for the delivery of mail to the Borrower, Foster Grant and Fantasma to such address or Post Office Box as the Agent may designate and receive and open all mail addressed to any of the Borrower, Foster Grant and Fantasma; and

                              (k) take any other action necessary or beneficial
to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

                       7.2.5  APPLICATION OF PROCEEDS.

                       Any proceeds of sale or other disposition of the Collateral will be applied by the Agent to the payment first of any and all Agent's Obligations, then to any and all Enforcement Costs, and any balance of such proceeds will be remitted to the Lenders in like currency and funds received ratably in accordance with their respective Pro Rata Shares of such balance. Each Lender shall apply any such proceeds received from the Agent to its Obligations in such order and manner as such Lender shall determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrower, Foster Grant and Fantasma shall remain liable to the Agent and the Lenders for any deficiency.



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                       7.2.6  PERFORMANCE BY AGENT.

                       If the Borrower, Foster Grant and Fantasma shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Agent without notice to or demand upon the Borrower, Foster Grant and Fantasma and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, Foster Grant and Fantasma, and may enter upon the premises of the Borrower, Foster Grant and Fantasma for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose and each of the Borrower, Foster Grant and Fantasma hereby irrevocably appoints the Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Agent, in the name of any or all of the Lenders, or in the name of any or all of the Borrower, Foster Grant and Fantasma or otherwise, for the use and benefit of the Agent, but at the cost and expense of the Borrower, Foster Grant and Fantasma and without notice to the Borrower, Foster Grant and Fantasma. All sums so paid or advanced by the Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrower, Foster Grant and Fantasma to the Agent on demand, and shall constitute and become a part of the Agent's Obligations.

                       7.2.7  OTHER REMEDIES.

                       The Agent may from time to time proceed to protect or enforce the rights of the Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Agent and each of the Lenders is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrower, Foster Grant and Fantasma now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent, any of the Lenders or any Affiliate of the Agent or any of the Lenders.

        Section 7.3    CONSENT.

        For purposes of the affirmative and negative covenants set forth in
ARTICLE VI (Covenants of the Borrower), except for compliance with Section
6.1.13 (Financial Covenants), the Agent and the Lenders, by their execution of this Agreement, consent to the events, circumstances and transactions expressly set forth in the Preliminary Offering Memorandum dated June 24, 1998 by the Borrower.



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                                  ARTICLE VIII
                                    THE AGENT

        Section 8.1    APPOINTMENT.

        Each Lender hereby designates and appoints NationsBank as its agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this
ARTICLE VIII. The provisions of this ARTICLE VIII are solely for the benefit of the Agent and the Lenders and neither the Borrower, Foster Grant and Fantasma nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrower, Foster Grant and Fantasma or any Person. The Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

        Section 8.2    NATURE OF DUTIES.

                       8.2.1  IN GENERAL.

                       The Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower, Foster Grant and Fantasma in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrower, Foster Grant and Fantasma, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter, except as expressly set forth in Section 8.13 (Dissemination of Information). If the Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the applicable percentage of the Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                       8.2.2  EXPRESS AUTHORIZATION.

                       The Agent is hereby expressly and irrevocably authorized by each of the Lenders, as agent on behalf of itself and the other Lenders:

                              (a) To receive on behalf of each of the Lenders
any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;



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                              (b) To receive all documents and items to be
furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrower, Foster Grant and Fantasma of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

                              (c) To act or refrain from acting in this
Agreement and in the other Financing Documents with respect to those matters so designated for the Agent;

                              (d) To act as nominee for and on behalf of the
Lenders in and under this Agreement and the other Financing Documents;

                              (e) To arrange for the means whereby the funds of
the Lenders are to be made available to the Borrower, Foster Grant and Fantasma;

                              (f) To distribute promptly to the Lenders, if
required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments, Prepayments, documents and other items received from the Borrower, Foster Grant and Fantasma or other Person;

                              (g) To amend, modify, or waive any provisions of
this Agreement or the other Financing Documents on behalf of the Lenders subject to the requirement that certain of the Lenders' consent be obtained in certain instances as provided in 0 (Circumstances Where Consent Required);

                              (h) To deliver to the Borrower, Foster Grant and
Fantasma and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

                              (i) To exercise on behalf of each Lender all
rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

                              (j) To execute any of the Security Documents and
any other documents on behalf of the Lenders as the secured party for the benefit of the Agent and the Lenders; and

                              (k) To take such other actions as may be requested
by the Requisite Lenders.

        Section 8.3    RIGHTS, EXCULPATION, ETC.

        Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Agent shall be liable with respect to its own gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and



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if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other the Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Agent shall have no obligation to take any action if it, in good faith believes that such action exposes the Agent to any liability.

        Section 8.4    RELIANCE.

        The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Agent in its sole discretion.

        Section 8.5    INDEMNIFICATION.

        Each Lender, severally, agrees to reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any


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action taken or omitted by the Agent under this Agreement for any of the
Financing Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this
Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

        Section 8.6    NATIONSBANK INDIVIDUALLY.

        With respect to its Commitments and the Loan made by it, and the Notes issued to it, NationsBank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include NationsBank in its individual capacity as a Lender or one of the Requisite Lenders. NationsBank and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrower, Foster Grant and Fantasma, any Affiliate of any of them, or any other Person or any of their officers, directors and employees as if NationsBank were not acting as the Agent pursuant hereto and the Agent may accept fees and other consideration from the Borrower, Foster Grant and Fantasma, any Affiliate of the Borrower, Foster Grant and Fantasma or any of their officers, directors and employees (in addition to the Agency Fees or other arrangements fees heretofore agreed to between the Borrower, Foster Grant and Fantasma and the Agent) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

        Section 8.7    SUCCESSOR AGENT.

                       8.7.1  RESIGNATION.

                       The Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower, Foster Grant and Fantasma and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to Section 8.7.2 (Appointment of Successor) or as otherwise provided below.

                       8.7.2  APPOINTMENT OF SUCCESSOR.

                       Upon any such notice of resignation pursuant to Section
8.7.1 (Resignation), the Requisite Lenders shall appoint a successor to the Agent. If a successor to the Agent shall not have been so appointed within said thirty (30) Business Day period, the Agent retiring, upon notice to the Borrower, Foster Grant and Fantasma, shall then appoint a successor Agent who shall serve as the Agent until such time, as the Requisite Lenders appoint a successor the Agent as provided above.

                       8.7.3  SUCCESSOR AGENT.

                       Upon the acceptance of any appointment as the Agent under the Financing Documents by a successor Agent, such successor to the Agent shall thereupon succeed to and



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become vested with all the rights, powers, privileges and duties of the Agent retiring, and the Agent retiring shall be discharged from its duties and obligations under the Financing Documents. After any Agent's resignation as the Agent under the Financing Documents, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.

        Section 8.8    COLLATERAL MATTERS.

                       8.8.1  RELEASE OF COLLATERAL.

                       The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the Financing Documents:

                              (a) upon termination of the Commitments and
payment and satisfaction of all Obligations;

                              (b) constituting property being sold or disposed
of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any such certificate, without further inquiry);

                              (c) constituting property leased to the Borrower,
Foster Grant and Fantasma under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower, Foster Grant and Fantasma to be, renewed or extended; or

                              (d) constituting property covered by Permitted
Liens with lien priority superior to those Liens in favor or for the benefit of the Lenders.

                       In addition during any fiscal year of the Borrower (x) the Agent may release Collateral having a book value of not more than 5% of the book value of all Collateral, (y) the Agent, with the consent of Requisite Lenders, may release Collateral having a book value of not more than 25% of the book value of all Collateral and (z) the Agent, with the consent of the Lenders having 90% of (i) the Commitments and (ii) the Loan, may release all the Collateral.

                       8.8.2  CONFIRMATION OF AUTHORITY, EXECUTION OF RELEASES.

                       Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders as set forth in Section 8.8.1 (Release of Collateral), each Lender agrees to confirm in writing, upon request by the Borrower, Foster Grant and Fantasma, the authority to release any property covered by this Agreement or the Financing Documents conferred upon the Agent under Section 8.8.1 (Release of Collateral). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the requisite percentage of the Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Financing Documents, and upon at least five (5) Business Days prior written request by the Borrower, Foster Grant and Fantasma, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to



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evidence the release of the Liens granted to the Agent for the benefit of the
Lenders herein or pursuant hereto upon such Collateral; PROVIDED, HOWEVER, that
(i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Person, in respect of), all interests retained by any Person, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Financing Documents.

                       8.8.3  ABSENCE OF DUTY.

                       The Agent shall have no obligation whatsoever to any Lender, the Borrower, Foster Grant and Fantasma or any other Person to assure that the property covered by this Agreement or the Financing Documents exists or is owned by the Borrower, Foster Grant and Fantasma or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent on behalf of the Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 8.8.3 (Absence of Duty) or in any of the Financing Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Financing Documents or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interest in property covered by this Agreement or the Financing Documents as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any of the other the Lenders.

        Section 8.9    AGENCY FOR PERFECTION.

        Each Lender hereby appoints the Agent and each other Lender as agent for the purpose of perfecting the Lenders' Liens in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction or otherwise, can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

        Section 8.10   EXERCISE OF REMEDIES.

        Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document or to realize upon any collateral security for the Loan, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

        Section 8.11   CONSENTS.

                              (a) In the event the Agent requests the consent of
a Lender and does not receive a written denial thereof, or a written notice from a Lender that due cause



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consideration of the request requires additional time, in each case, within ten
(10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

                              (b) In the event the Agent requests the consent of
a Lender and such consent is denied, then NationsBank may, at its option, require such Lender to assign its interest in the Loan to NationsBank for a price equal to the then outstanding principal amount thereof PLUS accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that NationsBank elects to require any Lender to assign its interest to NationsBank, NationsBank will so notify such Lender in writing within thirty (30) days following such Lender's denial, and such Lender will assign its interest to NationsBank no later than five (5) days following receipt of such notice.

        Section 8.12 CIRCUMSTANCES WHERE CONSENT OF ALL OF THE LENDERS IS REQUIRED.

        Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                              (a) extend the maturity of the principal of, or
interest on, any Note or of any of the other Obligations;

                              (b) reduce the principal amount of any Note or of
any of the other Obligations or the rate of interest thereon, except as expressly permitted therein;

                              (c) change the date of payment of principal of, or
interest on, any Note or of any of the other Obligations;

                              (d) change the method of calculation utilized in
connection with the computation of interest and Fees;

                              (e) change the manner of pro rata application by
the Agent of payments made by the Borrower, Foster Grant and Fantasma, or any other payments required hereunder or under the other Financing Documents;

                              (f) modify this Section, Section 8.8.1 (Release of
Collateral), Section 8.14 (Discretionary Advances) or the definition of "Requisite Lenders";

                              (g) release or subordinate any material portion of
any Collateral or Financing Document (except to the extent provided herein or therein); or

                              (h) change the definition of "Borrowing Base."

        Additionally, no change may be made to the amount of a Lender's Commitment or to the Lender's percentage of all Commitments without the prior written consent of that Lender. Nothing in this Section 8.12 (Circumstances Where Consent Required) is, however, intended to or shall imply any limitation on the right of the Agent alone to exercise that discretion and



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otherwise to make those determinations provided for the Agent in the definitions of "Eligible Inventory" and "Eligible Receivables" and provided for the Agent elsewhere in this Agreement.

        Section 8.13   DISSEMINATION OF INFORMATION.

        The Agent will provide the Lenders with any information received by the Agent from the Borrower, Foster Grant and Fantasma which is required to be provided to the Agent or to the Lenders hereunder; PROVIDED, HOWEVER, that the Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Agent's gross negligence or willful misconduct.

        Section 8.14   DISCRETIONARY ADVANCES.

        The Agent may, in its sole discretion, make, for the account of the Lenders on a pro rata basis, advances under the Revolving Loan of up to ten percent (10%) in excess of the Borrowing Base but not in excess of the limitation set forth in aggregate Revolving Credit Commitments for a period of not more than thirty (30) consecutive days.

                                   ARTICLE IX
                                  MISCELLANEOUS

        Section 9.1    NOTICES.

        All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

               Obligors:      c/o AAi.FosterGrant, Inc.
                              500 George Washington Highway
                              Smithfield, Rhode Island 02917
                              Attention: Mr. Gerald F. Cerce

                       with a copy to:
                              AAi.FosterGrant, Inc.
                              500 George Washington Highway
                              Smithfield, Rhode Island 02917
                              Attention: Mr. Duane M. DeSisto

                              Hinckley, Allen & Snyder
                              1500 Fleet Center
                              Providence, Rhode Island 02903
                              Attention: Stephen J. Carlotti, Esquire



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

               Agent:         NATIONSBANK, N. A.
                              NationsBank Business Credit
                              100 S. Charles Street
                              Baltimore, Maryland 21201
                              Attn: Mr. Stephen V. Rieger

                       with a copy to:
                              Frederick W. Runge, Jr., Esquire
                              Miles & Stockbridge P. C.
                              10 Light Street
                              Baltimore, Maryland 21202

               Lenders:       NATIONSBANK, N. A.
                              NationsBank Business Credit
                              100 S. Charles Street
                              Baltimore, Maryland 21201
                              Attn: Mr. Stephen V. Rieger

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

        Section 9.2    AMENDMENTS; WAIVERS.

        This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Agent, the Requisite Lenders and the Borrower, Foster Grant and Fantasma, and to the extent provided in Section 8.12 (Circumstances Where Consent Required) by an agreement in writing signed by all of the Lenders and the Borrower, Foster Grant and Fantasma. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower, Foster Grant and Fantasma therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrower, Foster Grant and Fantasma and the Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

        Without implying any limitation on the foregoing, and subject to the provisions of Section 8.12 (Circumstances Where Consent Required):

                              (a) Any waiver or consent shall be effective only
in the specific instance, for the terms and purpose for which given, subject to such conditions as the Agent may specify in any such instrument.

                              (b) No waiver of any Default or Event of Default
shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.



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                              (c) No notice to or demand on the Borrower, Foster
Grant and Fantasma in any case shall entitle the Borrower, Foster Grant and Fantasma to any other or further notice or demand in the same, similar or other circumstance.

                              (d) No failure or delay by the Lender to insist
upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Agent from exercising any such right, power or remedy at any time or times.

                              (e) By accepting payment after the due date of any
amount payable under this Agreement or under any of the other Financing Documents, the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

        Section 9.3    CUMULATIVE REMEDIES.

        The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Agent may:

                              (a) proceed against any one or more of the
Borrower, Foster Grant and Fantasma with or without proceeding against any other Person (including, without limitation, any one or more of the Corporate Guarantors) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                              (b) proceed against any one or more of the
Borrower, Foster Grant and Fantasma with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                              (c) without reducing or impairing the obligation
of the Borrower, Foster Grant and Fantasma and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                              (d) without reducing or impairing the obligations
of the Borrower, Foster Grant and Fantasma and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any


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provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

        Section 9.4    SEVERABILITY.

        In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                              (a) the validity, legality and enforceability of
the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                              (b) the obligation to be fulfilled shall be
reduced to the limit of such validity;

                              (c) if such provision or part thereof pertains to
repayment of the Obligations, then, at the sole and absolute discretion of the Agent, all of the Obligations of the Borrower, Foster Grant and Fantasma to the Agent and the Lenders shall become immediately due and payable; and

                              (d) if the affected provision or part thereof does
not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

        Section 9.5    ASSIGNMENTS BY LENDERS.

        Any Lender may, with the consent of the Agent (which consent shall not be unreasonably withheld or denied), but without the consent of the Borrower, Foster Grant and Fantasma, assign to (x) if there shall exist no Event of Default, any Financial Institution, other than those Financial Institutions listed on SCHEDULE 9.5 attached hereto, or (y) if there shall exist an Event of Default, any Financial Institution or other Person, other than those Financial Institutions and Persons listed on SCHEDULE 9.5 attached hereto (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Pro Rata Share of the Commitments; provided that, (i) except as provided in item
(ii) below, after giving effect to such assignment, NationsBank or an Affiliate, or a successor of either, shall be the collateral agent with respect to this Agreement, NationsBank and each assignee must continue to hold a proportionate share of the commitments at least equal to Five Million Dollars ($5,000,000), and (ii) the Borrower, Foster Grant and Fantasma may, for a period of ninety
(90) days after notice to the Borrower, Foster Grant and Fantasma of an assignment which does not meet the requirements of item (i), prepay all of the Obligations without payment of the Early Termination Fee, but only if the Borrower, Foster Grant and Fantasma have within thirty (30) days following receipt of such notice, notified the Agent and the assigning Lender of the Borrower's, Foster Grant's and Fantasma's intention to do so. Upon request following an assignment made in accordance with this Section, the Borrower, Foster



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Grant and Fantasma shall issue new Notes to the assigning Lender and its
Assignee reflecting such assignment, in exchange for the existing Note held by the assigning Lender. Any Lender (other than NationsBank) which elects to make such an assignment shall pay to the Agent, for the exclusive benefit of the Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Five Hundred Dollars ($3,500.00). Such Lender and its Assignee shall notify the Agent and the Borrower, Foster Grant and Fantasma in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Agent, the Borrower, Foster Grant and Fantasma and the respective Assignee shall execute and deliver a written assignment agreement in a form acceptable to the Agent, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

        Section 9.6    PARTICIPATIONS BY LENDERS.

        Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrower, Foster Grant and Fantasma, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents.

        Section 9.7    DISCLOSURE OF INFORMATION BY LENDERS.

        In connection with any sale, transfer, assignment or participation by any Lender in accordance with Section 9.6 (Participations by Lenders) or Section
9.7 (Disclosure of Information), each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

        Section 9.8    SUCCESSORS AND ASSIGNS.

        This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrower, Foster Grant and Fantasma, the Agent and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrower, Foster Grant and Fantasma shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Requisite Lenders of the Lenders.



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        Section 9.9    CONTINUING AGREEMENTS.

        All covenants, agreements, representations and warranties made by the Obligors in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loan, the issuance of Letters of Credit by the Agent and the execution and delivery of the Notes, shall be binding upon the Obligors regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Agent's request, and as a condition of the release of any one or more of the Security Documents, the Obligors and other Persons obligated with respect to the Obligations shall provide the Agent with such acknowledgments and agreements as the Agent may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Agent, any or all of the Lenders, and/or any of its or their agents and others, or to the extent there are, the same are waived and released.

        Section 9.10   ENFORCEMENT COSTS.

        The Borrower, Foster Grant and Fantasma agree to pay to the Agent on demand all reasonable Enforcement Costs. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrower, Foster Grant and Fantasma agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

        Section 9.11   APPLICABLE LAW; JURISDICTION.

                       9.11.1 APPLICABLE LAW.

                       As a material inducement to the Agent and the Lenders to enter into this Agreement, the Obligors acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Obligors, one or more of the Financing Documents may be executed elsewhere. The Agent and the Lenders acknowledge, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                       9.11.2 SUBMISSION TO JURISDICTION.

                       The Obligors irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this




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Agreement or any of the other Financing Documents. The Obligors irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Obligors and may be enforced in any court in which the Obligors are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Obligors in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                       9.11.3 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

                       The Obligors hereby irrevocably designate and appoint Prentice Hall Corporation as the Obligors' authorized agent to receive on the Obligors' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Obligors shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Agent and shall promptly deliver to the Agent evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                       9.11.4 CONSENT TO SERVICE OF PROCESS.

                       The Obligors hereby consent to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Obligors at the Obligors' address designated in or pursuant to Section 9.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Obligors as the Obligor's agent for service of process by or pursuant to this Section. The Obligors irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Obligors in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Obligors. Nothing in this Section shall affect the right of the Agent to serve process in any manner otherwise permitted by law or limit the right of the Agent otherwise to bring proceedings against the Obligors in the courts of any jurisdiction or jurisdictions.

        Section 9.12   DUPLICATE ORIGINALS AND COUNTERPARTS.

        This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

        Section 9.13   HEADINGS.

        The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.




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        Section 9.14   NO AGENCY.

        Nothing herein contained shall be construed to constitute the Obligors as the agent of the Agent or any of the Lenders for any purpose whatsoever or to permit the Obligors to pledge any of the credit of the Agent or any of the Lenders. Neither the Agent nor any of the Lenders shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither the Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume any of the Obligors' obligations under any contract or agreement assigned to the Agent and/or the Lenders, and neither the Agent nor any of the Lenders shall be responsible in any way for the performance by the Obligors of any of the terms and conditions thereof.

        Section 9.15   DATE OF PAYMENT.

        Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

        Section 9.16   ENTIRE AGREEMENT.

        This Agreement is intended by the Agent, the Lenders and the Obligors to be a complete, exclusive and final expression of the agreements contained herein. Neither the Agent, the Lenders nor the Obligors shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

        Section 9.17   WAIVER OF TRIAL BY JURY.

        THE OBLIGORS, THE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE OBLIGOR AND THE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

        This waiver is knowingly, willingly and voluntarily made by the Obligors, the Agent and the Lenders, and the Obligors, the Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Obligors, the Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

        Section 9.18 LIABILITY OF THE AGENT AND THE LENDERS.



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

        The Borrower, Foster Grant and Fantasma hereby agree that neither the Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, except for acts of willful misconduct or gross negligence.

        By inspecting the Collateral or any other properties of the Borrower, Foster Grant and Fantasma or by accepting or approving anything required to be observed, performed or fulfilled by the Borrower, Foster Grant and Fantasma or to be given to the Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Agent and/or the Lenders.

        IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:                                AAI.FOSTERGRANT, INC. (formerly known as
                                        Accessories Associates, Inc.)


/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane M. DeSisto
                                            Chief Financial Officer

WITNESS:                                FOSTER GRANT GROUP, L.P.
                                        By:  Bonneau General, Inc.
                                             General Partner

/s/ Paula Zampini                            By: /s/ Duane M. DeSisto     (Seal)
-------------------------                        -------------------------
                                                  Duane M. DeSisto
                                                  Chief Financial Officer

WITNESS:                                FANTASMA LLC



/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane M. DeSisto
                                            Treasurer

WITNESS OR ATTEST:                      F.G.G. INVESTMENTS, INC.


/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane DeSisto
                                            Chief Financial Officer

WITNESS OR ATTEST:                      THE BONNEAU COMPANY



/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane DeSisto
                                            Chief Financial Officer

WITNESS OR ATTEST:                          BONNEAU GENERAL, INC.



/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane DeSisto
                                            Chief Financial Officer

WITNESS OR ATTEST:                      BONNEAU HOLDINGS, INC.



/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane DeSisto
                                            Chief Financial Officer

WITNESS OR ATTEST:                      FOSTER GRANT HOLDINGS, INC.



/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane DeSisto
                                            Chief Financial Officer



WITNESS OR ATTEST:                      O-RAY HOLDINGS, INC.



/s/ Paula Zampini                       By: /s/ Duane M. DeSisto          (Seal)
-------------------------                   ------------------------------
                                            Duane DeSisto
                                            Chief Financial Officer

WITNESS:                                NATIONSBANK, N.A.
                                        in its capacity as Agent


/s/ Mary J. Kliensmith                  By: /s/ Stephen V. Rieger         (Seal)
-------------------------                   ------------------------------
                                            Stephen V. Rieger
                                            Vice President

WITNESS:                                NATIONSBANK, N.A.
                                        in its capacity as a Lender


/s/ Mary J. Kliensmith                  By: /s/ Stephen V. Rieger         (Seal)
-------------------------                   ------------------------------
                                            Stephen V. Rieger
                                            Vice President

WITNESS OF ATTEST:                      LASALLE BUSINESS CREDIT, INC.



/s/ John C. Bain                        By: /s/ J. David Kommalan      (Seal)
-------------------------                   ---------------------------
                                            Name: J. David Kommalan
                                            Title: First Vice President

WITNESS:                                PNC BUSINESS CREDIT



/s/                                     By: /s/ Wallace G. Clements    (Seal)
-------------------------                   ---------------------------
                                            Name: Wallace G. Clements
                                            Title: Vice President

AGREED AND ACCEPTED

AAi COMPANY OF CANADA


By: /s/ Duane M. DeSisto
    -----------------------
    Duane M. DeSisto
    Chief Financial Officer


AGREED AND ACCEPTED

AAi FOSTER GRANT LIMITED


By: /s/ Duane M. DeSisto
    -----------------------
    Duane M. DeSisto
    Chief Financial Officer

                                LIST OF EXHIBITS

A.      Revolving Credit Note

B.      Wire Transfer Procedures

C.      Form of Compliance Certificate

D.      Additional Obligor Joinder Supplement

                                LIST OF SCHEDULES

Schedule 4.1.5 - No Conflicts

Schedule 4.1.10 - Litigation

Schedule 4.1.13 - Indebtedness for Borrowed Money

Schedule 4.1.18 - Employee Relations

Schedule 4.1.19 - Hazardous Materials

Schedule 4.1.20 - Permitted Liens

Schedule 4.1.22 - Business Names and Addresses

Schedule 5.1.4 - Consents, Licenses, Approvals, Etc.

Schedule 9.5 - Financial Institutions















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